Exhibit 4.5(a)

EQUISTAR CHEMICALS, LP

SAVINGS AND INVESTMENT PLAN

FOR HOURLY REPRESENTED EMPLOYEES

Effective April 1, 2002

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1.31	Income Tax Regulations	9
1.32	Leased Employee	9
1.33	Member	9
1.34	Member’s Account or Account	9
1.35	Member Contribution	9
1.36	Member Fund Subaccount	9
1.37	Non-Elective Contribution	10
1.38	Non-Highly Compensated Employee	10
1.39	Normal Retirement Age	10
1.40	Partnership Governance Committee	10
1.41	Party in Interest	10
1.42	Plan	10
1.43	Plan Sponsor	10
1.44	Plan Year	10
1.45	Predecessor Service	10
1.46	Prior Millennium Plan Account	11
1.47	Prior Plan	11
1.48	Qualified Domestic Relations Order	11
1.49	Qualified Non-Elective Contribution	11
1.50	Qualified Participant	11
1.51	Recharacterized Contribution	12
1.52	Reemployment Date	12
1.53	Rollover Contribution	12
1.54	Salary Reduction Agreement	12
1.55	Service Period	12
1.56	Severance from Service Date	12
1.57	Severance Period	13
1.58	Subsidiary or Affiliate	13
1.59	Tender Offer	13
1.60	Transferee Employee	13
1.61	Transferor Company	14
1.62	Trust Agreement	14
1.63	Trust Fund	14
1.64	Trustee	14
1.65	Valuation Date	14
1.66	Vesting Service	14
1.67	Withdrawable Amounts	14
1.68	Work Absence for Family or Medical Reasons	14

SECTION 2 - MEMBERSHIP - ELIGIBILITY		15

2.1	Membership	15
2.2	Enrollment	15
2.3	Membership Termination	16

SECTION 3 - MEMBER CONTRIBUTIONS		17

3.1	Member Contributions	17
	(a) Elective Deferrals	17
	(b) Qualified Military Service	17
3.2	Timing of Contributions	17
3.3	Suspension of Contributions	17
3.4	Annual Dollar Limitation on Elective Deferrals	18
3.5	Actual Deferral Percentage Test	18
3.6	Return of Elective Deferrals to Members	20
	(a) Elective Deferrals Over Annual Dollar Limit	20
	(b) Excess Employer Contributions Over ADP Limits	22
	(i) Distribution	22
	(ii) Recharacterization of Excess Employer Contributions	24
3.7	Rollover Contributions	25
3.8	Catch-Up Contributions	25

SECTION 4 - COMPANY CONTRIBUTIONS		26

4.1	Company Contributions	26
4.2	Timing of Contribution	26
4.3	Forfeitures	26
4.4	Contribution Percentage Test	27
4.5	Distribution of Excess Contributions to Members	28
4.6	Mandatory Disaggregation of Certain Plans	30
	(a) Plans benefiting collective bargaining unit employees	30
	(b) ESOPs and non-ESOPs	30
	(c) Plans benefiting employees of qualified separate lines of business	31
	(d) Plans maintained by more than one employer	31
	(i) Multiple employer plans	31
	(ii) Multi-employer plans	31
4.7	Section 415 Limits	31
	(a) Member Covered Under Another Defined Contribution Plan	31
	(b) Definitions	34

SECTION 5 - INVESTMENT OF MEMBERS’ ACCOUNTS		37

5.1	Members’ Accounts	37
5.2	Investment of Elective Deferrals, Company Contributions, Rollover Contributions Qualified Non-Elective Contributions and Non-Elective Contributions	37
5.3	Funds Invested in Former Employer Stock	37
5.4	Changes Among Other Investment Options	38
5.5	Former Employer Stock Transactions	38

5.6	Voting or Tender of Former Employer Stock	39
5.7	Title of Investments	41
5.8	Allocation of Dividends	41
5.9	Valuation of Members’ Accounts	41
5.10	Determination of Income or Loss and Appreciation or Depreciation	41
5.11	Voting of Investment Funds	42
5.12	Investment Advisory Fees	42
5.13	Member Protection	42

SECTION 6 - WITHDRAWALS OF ELECTIVE DEFERRALS DURING EMPLOYMENT DUE TO FINANCIAL HARDSHIP		43

6.1	Application for Withdrawal	43
6.2	Basis for Withdrawal	43
6.3	Conditions to Payment of Withdrawal	44
6.4	Additional Requirements	44

SECTION 7 - WITHDRAWALS OF CONTRIBUTIONS DURING EMPLOYMENT		46

7.1	In General	46
7.2	Total Withdrawals	46
7.3	Partial Withdrawals	46
7.4	Special Rule for ESOP Distributions	47
7.5	Irrevocability of Election	47
7.6	Form of Payment	47

SECTION 8 - LOANS TO MEMBERS		48

8.1	General Provisions	48
8.2	Loan Procedures	48
8.3	Loan Amount	48
8.4	Security	48
8.5	Deemed Distribution in Event of Default	48

SECTION 9 - PAYMENTS ON TERMINATION OF COMPANY EMPLOYMENT, DEATH, DISABILITY, RETIREMENT, DIVORCE OR OTHER REASONS		50

9.1	Termination of Employment	50
9.2	Death	52
9.3	Disability	53
9.4	Divorce	53

9.5	Distributions	53

SECTION 10 - FACILITY OF PAYMENT AND LAPSE OF BENEFITS		55

10.1	Provision for Incapacity	55
10.2	Undesignated Beneficiary or Inoperative Beneficiary Designation	55
10.3	Payments	55

SECTION 11 - ADMINISTRATION		56

11.1	Appointment of Benefits Administrative Committee	56
11.2	Records and Procedures	56
11.3	Benefits Administrative Committee General Administrative Powers and Duties	56
11.4	Benefits Administrative Committee: Investment Powers and Duties	59
11.5	Company to Supply Information	59
11.6	Payment of Expenses	59
11.7	Claims Procedure for Benefits	60
11.8	Nondiscriminatory Operation	61
11.9	Liability of Benefits Administrative Committee and Liability Insurance	61
11.10	Persons Serving in Dual Fiduciary Roles	62
11.11	Compliance Matters	62
11.12	Unlocated Member	62

SECTION 12 - AMENDMENTS, DISCONTINUANCE LIABILITIES		63

12.1	Amendment of Plan	63
12.2	Termination	63
12.3	Liability of Company	64

SECTION 13 - TOP HEAVY PROVISIONS		65

13.1	Definitions	65
13.2	Minimum Allocation	67
13.3	Miscellaneous	68

SECTION 14 - FIDUCIARY PROVISIONS		69

14.1	Allocation and Delegation of Fiduciary Responsibility	69
14.2	Named Fiduciary	69
14.3	Benefits Administrative Committee	69

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SECTION 15 - MISCELLANEOUS		70

15.1	Payments and Benefits Not Assignable	70
15.2	No Right of Employment	70
15.3	Adjustments	70
15.4	Choice of Law	70
15.5	Merger, Consolidation or Transfer of Assets	70
15.6	Deductibility of Contributions	71
15.7	Evidence Furnished Conclusive	71
15.8	Name and Address Changes	72
15.9	Release of Claims	72
15.10	Gender, Tense and Headings	72
15.11	Notices	72
15.12	Each Section, Paragraph and Provision is Severable	73

EQUISTAR CHEMICALS, LP

SAVINGS AND INVESTMENT PLAN

FOR HOURLY REPRESENTED EMPLOYEES

INTRODUCTION

WHEREAS, effective January 1, 1998, Equistar Chemicals, LP became the sponsor of the Quantum Chemical Retirement Savings and Investment Plan for Hourly Represented Employees (the “Prior Plan”) and;

WHEREAS, Equistar Chemicals, LP amended and restated the Prior Plan to provide benefits to certain employees of Equistar Chemicals, LP; and

NOW THEREFORE, to to reflect additional changes for the benefit of Plan participants, the Plan is hereby restated and amended, effective as of April 1, 2002, in the form of the Plan set forth, without a gap or lapse in coverage, time or effect as a qualified plan under applicable provisions of the Code, as follows:

SECTION 1

DEFINITIONS

1.1	ACP or Actual Contribution Percentage

“ACP” or “Actual Contribution Percentage” means the percentage for a specified group of eligible Employees for a Plan Year as determined by calculating the average of the ACRs for the Plan Year in accordance with Paragraph 4.4.

1.2	ACR or Actual Contribution Ratio

“ACR” or “Actual Contribution Ratio” means, subject to the provisions of Paragraph 4.4, the ratio (calculated separately for each Employee in a specified group of eligible Employees of (a) the sum of any (i) Recharacterized Contributions, (ii) Company Contributions allocated to his Member Account for the Plan year and (iii) to the extent taken into account under Section 1.401(m)-1(b)(5) of the Income Tax Regulations and Paragraph 4.4, any (A) Elective Deferrals or (B) Qualified Non-Elective Contributions allocated to the Employee’s Member Account for such Plan Year over (b) the Employee’s Compensation (as defined for purposes of performing the ACP test in Paragraph 4.4) for the Plan Year.

1.3	ADP or Actual Deferral Percentage

“ADP” or Actual Deferral Percentage” means the percentage for a specified group of eligible Employees for a Plan year as determined by calculating the average of the ADRs for the Plan Year in accordance with Paragraph 3.5.

1.4	ADR or Actual Deferral Ratio

“ADR” or “Actual Deferral Ratio” means, subject to the provisions of Paragraph 3.5, the ratio (calculated separately for each Employee in a specified group of Eligible Employees) of (a) the sum of (i) Elective Deferrals and (ii) to the extent taken into account under Section 1.401(k)-1(b)(5) of the Income Tax Regulations and Paragraph 3.5, any (A) Company Contributions or (B) Qualified Non-Elective Contributions actually paid to the Trustee on behalf of each such Employee for a Plan year, and allocated to the Employee’s Member Account for such Plan year over (b) the Employee’s Compensation (as defined for purposes of performing the ADP test in Paragraph 3.5) for the Plan Year.

1.5	After-Tax Contribution

“After-Tax Contribution” means a Member’s after-tax contribution made to (a) the Prior Plan, or (b) another plan maintained by the Company.

1.6	After-Tax Matching Contribution

“After-Tax Matching Contribution” means a matching company contribution made by a previous employer with respect to an After-Tax Contribution made prior to July, 1995.

1.7	Alternate Payee

“Alternate Payee” means a person who has been determined to be an alternate payee under a QDRO.

1.8	Anniversary Date

“Anniversary Date” means the 1st day of January of each year following the Effective Date.

1.9	Base Pay

“Base Pay” means the annual, actual wages or salary reported by the Company to the Internal Revenue Service on Form W-2 as the Member’s compensation for the calendar year, including the amount of any salary reduction pursuant to Section 125 and Section 401(k) of the Code, but excluding extra pay such as overtime, holiday, premiums, bonuses, grievance settlements, living or other allowances and; provided, however, that a Member’s Base Pay for a Plan Year shall not exceed the amount of regular wages or salary paid to the Member during the Plan Year. Base Pay in excess of $200,000 (as adjusted in accordance with Section 401(a)(17)(B) of the Code (the “applicable compensation limit”)) shall be disregarded.

For purposes of this definition and the corresponding limitations on compensation in Paragraphs 3.5, 4.4, 13.2(a) and 13.3(b), the following provisions shall apply:

(a)	The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (the “determination period”) beginning in such calendar year. If a determination period consists of fewer than 12 months, the applicable compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12; and

(b)	If Base Pay for any prior determination period is taken into account in determining an eligible Employee’s benefits accruing in the current plan year, the Base Pay for that prior determination period shall be subject to the applicable compensation limit in effect for that prior determination period; provided, however, that for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1998, the applicable compensation limit is $200,000.

1.10	Benefits Administrative Committee

“Benefits Administrative Committee” means the Benefits Administrative Committee appointed by the Partnership Governance Committee in accordance with Section 11 of the Plan.

1.11	Catch-Up Contribution Limit

“Catch-Up Contribution Limit” means the dollar amount, as adjusted under Code Section 414(v)(2)(B) for the applicable Plan Year.

1.12	Code

“Code” means the Internal Revenue Code of 1986, as amended, and regulations and other authority issued thereunder by the appropriate governmental authority. References to any section of the Code or the Income Tax Regulations shall include reference to any successor section or provision of the Code or Income Tax Regulations, as applicable.

1.13	Company

“Company” means Equistar Chemicals, LP and its Subsidiaries or Affiliates whose Employees are included in the Plan upon authorization of the Partnership Governance Committee or its delegate(s) and upon adoption of this Plan by the Board of Directors or other equivalent governing body or authority of an authorized Subsidiary or Affiliate.

1.14	Company Contribution

“Company Contribution” means the contribution made to the Plan by the Company on behalf of each eligible Member pursuant to the provisions of Paragraph 4.1.

1.15	Credited Company Service

“Credited Company Service” means Predecessor Service and any other service which the Company recognizes for the purposes of this Plan.

1.16	Direct Rollover

“Direct Rollover” means a Plan payment to an Eligible Retirement Plan specified by a Distributee.

1.17	Distributee

“Distributee” means an Employee, former Employee, an Employee’s or former Employee’s surviving spouse, and an Employee’s or former Employee’s spouse or former spouse who is an Alternate Payee under a QDRO.

1.18	Effective Date

The “Effective Date” of this Plan shall be January 1, 2002.

1.19	Elective Deferral or Deferral

“Elective Deferral” or “Deferral” means a reduction, in a Member’s Base Pay in whole percentages made pursuant to a Salary Reduction Agreement and transferred by the Company to the Trustee.

1.20	Eligible Rollover Distribution

“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to a Distributee’s credit, including (a) any distribution that is one of a series of substantially equal payments made at least annually for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and a Distributee’s designated beneficiary, or for a specified period of ten years or more; (b) any distribution required under Code Section 401(a)(9); (c) the portion of any distribution not includable in gross income (determined without regard to the exclusion for net unrealized appreciation on employer securities); and (d) any other amounts that are not eligible rollover distributions under Temporary Regulation Section 1.401(a)(31)-IT or other guidance issued by applicable governmental authority under Code Section 401(a)(31).

1.21	Eligible Retirement Plan

“Eligible Retirement Plan” means (a) an individual retirement account described in Code Section 408(a), (b) an individual retirement annuity described in Code Section 408(b), (c) an annuity plan described in Code Section 403(a); (d) an eligible deferred compensation plan described in Code Section 457(b); (e) an annuity contract described in Code Section 403(b); or (f) a qualified trust described in Code Section 401(a), that accepts the Distributee’s eligible rollover distribution. However, for purposes of a distribution of Member Savings Contributions, After Tax Contributions or any other portion of a Member’s Account which consists of after tax Member contributions not includable in the Member’s gross income, an eligible retirement plan means only those plans described in (a), (c) and (f), if the plan agrees to separately account for amounts transferred.

1.22	Employee

“Employee” means any person who is employed by and carried on the Company’s United States dollar payroll, including Leased Employees.

1.23	ERISA

“ERISA” means the Employee Retirement income Security Act of 1974, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority. Reference to any section of ERISA shall include reference to any successor section or provision of ERISA.

1.24	ESOP

“ESOP” means an employee stock ownership plan described in Section 4975(e) or Section 409 of the Code.

1.25	Excess Aggregate Contribution

“Excess Aggregate Contribution” means an amount that is determined to exceed the limits of the ACP Test set forth in Paragraph 4.4.

1.26	Excess Elective Deferral

“Excess Elective Deferral” means an amount that is determined to exceed the limitation of Section 402(g) of the Code for the applicable Plan Year.

1.27	Excess Employer Contribution

“Excess Employer Contribution” means an amount that is determined to exceed the limits of the ADP Test set forth in Paragraph 3.5.

1.28	Former Employer Stock

“Former Employer Stock” means assets which were transferred from a Transferor Company Plan or contributed to the Prior Plan and invested in the form of Lyondell Chemical Company, or Millennium Chemicals, Inc. Common Stock.

1.29	Highly Compensated Employee

(a)	Effective January 1, 1997, “Highly Compensated Employee” means, subject to the subsequent provisions of this Paragraph, any Employee, who:

(i)	was a five percent owner (as defined in Code Section 416(i)(1) ) at any time during the Plan Year for which the determination is being made (the “determination year”) or during the 12-month period immediately preceding the Plan Year (the “look-back year”) or

(ii)	for the look-back year, received compensation (described below) from the Company in excess of $80,000 (as adjusted as prescribed under Code Sections 414(l) and 415(d)), and was in the top 20% of Employees when ranked on the basis of compensation paid during that year;

(b)	Any Employee who is a non-resident alien who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be treated as an Employee for the purpose of determining whether an Employee is a Highly Compensated Employee.

(c)	A former Employee who, with respect to the Company, had a “separation year” or a “deemed separation year” prior to the determination year will be treated as a Highly Compensated Employee for the determination year if that former Employee was (i) a Highly Compensated Employee for that former Employee’s separation year or deemed separation year, or (ii) a Highly Compensated Employee for any determination year ending on or after that former Employee attained age 55. An Employee who performs no services for the Company during a determination year (including a leave of absence throughout the determination year) is treated as a former Employee. A “separation year” is the determination year during which the Employee separates from service with the Company; provided, however, an Employee who performs no services for the Company during a determination year will be treated as having separated from service with the Company in the year in which that Employee last performed services for the Company. An Employee who performs services for the Employer during a determination year will incur a “deemed separation year” if, in any determination year that ends before that Employee attains age 55, the Employee receives compensation in an amount less than 50% of the Employee’s average annual compensation for the three consecutive calendar years preceding that determination year when the Employee received the greatest amount of compensation from the Company. An Employee will not be treated as a Highly Compensated Employee solely by reason of a deemed separation in a deemed separation year if, after that deemed separation and before the year the Employee actually separates, that Employee’s compensation increased sufficiently to permit the Employee to be treated as having a deemed resumption of employment for the determination year, as prescribed under Code Section 414(q).

(d)	The rules of Section 414(b), (c), (m) and (o) of the Code shall be applied before this Paragraph’s provisions are applied, other than to determine who is a five percent owner. Notwithstanding any contrary provision, a Highly Compensated Employee shall be determined according to Code Section 414(q).

(e)	Compensation, under this Paragraph means compensation defined in Section 4.8(b)(ii).

1.30	Hours of Service

“Hours of Service” means:

(a)	Each hour, including hours of Predecessor Service, for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or any Subsidiary or Affiliate during the computation period in which the duties are performed;

(b)	Each hour, including hours of Predecessor Service, for which an Employee is paid, or entitled to payment, by the Company or any Subsidiary or Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, provided that no more than 501 hours of service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period); and

(c)	Each hour, including hours of Predecessor Service, for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or any Subsidiary or Affiliate. Such hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains, rather than the computation period in which the award, agreement or payment is made.

An Employee will be credited with 200 Hours of Service, to the extent required by federal law, for each month during which the Employee is on active duty in the armed forces of the United States and for which the Employee is not paid or entitled to be paid by the Company or any Subsidiary or Affiliate, and with 200 Hours of Service for each month that membership may be maintained by the Employee under Paragraph 2.3(c).

For all purposes under the Plan, an Employee shall be credited with 200 Hours of Service for each calendar month in which he would otherwise be credited with one or more Hours of Service.

Solely for purposes of determining whether a break in service has occurred in a computation period, and to the extent it does not duplicate Hours of Service credited under any other provision of this Paragraph, an individual who has a Work Absence For Family or Medical Reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 10 Hours of Service per day of such absence. The Hours of Service credited under the preceding sentence shall be credited within the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or in all other cases, in the following computation period.

Hours credited for any period under any provision of this Paragraph may not also be credited for the same period under any other provisions of this Plan. Hours shall be credited under (a), (b) and (c) pursuant to U.S. Department of Labor Regulations under 29 C.F.R. § 2530.200b-2, which are incorporated by reference.

Notwithstanding any Plan provision to the contrary, service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

1.31	Income Tax Regulations

“Income Tax Regulations” means regulations issued under the Code.

1.32	Leased Employee

Effective as of January 1, 1997, “Leased Employees” means each person who is not an employee of the Company or a Subsidiary or Affiliate but who performs services for the Company or a Subsidiary or Affiliate according to an oral or written leasing agreement between the Company or a Subsidiary or Affiliate and any leasing organization, if that person has performed services for the Company or a Subsidiary or Affiliate or for related persons (within the meaning of Code Section 144(a)(3)) on a substantially full-time basis for a period of at least one year and those services are performed under primary direction or control of the Company or a Subsidiary or Affiliate. The term “Leased Employee” does not include individuals described in Code Section 414(n)(5).

1.33	Member

“Member” means an Employee who has qualified for membership in accordance with the Plan’s requirements.

1.34	Member’s Account or Account

“Member’s Account” or “Account” means a separate account maintained by the Trustee for each Member consisting of the following Subaccounts, as applicable, and adjusted for earnings, withdrawals, and realized and unrealized gains and losses: (a) an Elective Deferral Subaccount; (b) a Company Contribution Subaccount; (c) a Subaccount for any (i) Qualified Non-Elective Contribution or (ii) Non-Elective Contribution for the Plan year; (d) a Rollover Contribution Subaccount; (e) a Recharacterized Contributions Subaccount; and (f) any other type of Subaccount established by the Benefits Administrative Committee in its discretion.

1.35	Member Contribution

“Member Contribution” means an Elective Deferral.

1.36	Member Fund Subaccount

“Member Fund Subaccount” means a separate subaccount established within each subaccount in accordance with Paragraph 5.1 to reflect the investment of such Member’s Account in one or more of the various investment funds established pursuant to Paragraph 5.2. The Subaccount for Elective Deferrals and Recharacterized Contributions shall be considered one Member Fund Subaccount.

1.37	Non-Elective Contribution

“Non-Elective Contribution” means any non-elective contribution made in accordance with Paragraph 4.9 and allocated to the Member’s Account for the Plan year.

1.38	Non-Highly Compensated Employee

“Non-Highly Compensated Employee” means an employee who is not a Highly Compensated Employee, as described in Paragraph 1.24.

1.39	Normal Retirement Age

“Normal Retirement Age” means age sixty-five (65).

1.40	Partnership Governance Committee

“Partnership Governance Committee” means the Partnership Governance Committee of Equistar Chemicals, LP.

1.41	Party in Interest

“Party in Interest” means a “party in interest” as defined in Section 3(14) of ERISA.

1.42	Plan

“Plan” means the Equistar Chemicals, LP Savings and Investment Plan for Hourly Represented Employees, as set forth herein, and any amendments.

1.43	Plan Sponsor

“Plan Sponsor” means Equistar Chemicals, LP.

1.44	Plan Year

“Plan Year” means the period commencing on January 1 of each calendar year and ending on December 31 of the calendar year.

1.45	Predecessor Service

“Predecessor Service” means prior service with a Transferor Company, for employees of the Company who transfer employment from a Transferor Company to the Company without an interruption of employment.

1.46	Prior Millennium Plan Account

“Prior Millennium Plan Account” means the amount equal to employer contributions attributable to the Member’s prior participation in the Thrift and Profit Sharing Plan for Eligible Employees of National Distillers and Chemical Corporation, the Employees’ Profit Sharing Plan of Trylon Chemicals Plant of the Energy Chemicals Division of National Distillers and Chemical Corporation and the U. S. I. Chemicals Co. Inc. Savings Plan.

1.47	Prior Plan

“Prior Plan” means the Quantum Chemical Retirement Savings and Investment Plan for Hourly Represented Employees prior to its amendment and adoption under the form of this Plan.

1.48	Qualified Domestic Relations Order

“Qualified Domestic Relations Order” or “QDRO” means a qualified domestic relations order within the meaning of Section 414(p)(1)(A) of the Code and Section 206(d)(3)(B)(i) of ERISA.

1.49	Qualified Non-Elective Contribution

“Qualified Non-Elective Contribution” means a nonforfeitable contribution made at the Plan Sponsor’s election on behalf of Non-Highly Compensated Employees in lieu of re-characterizing or distributing Excess Employer Contributions to Highly Compensated Employees pursuant to Paragraph 3.6(b) or forfeiting or distributing Excess Aggregate Contributions pursuant to paragraph 4.6, as applicable. Qualified Non-Elective Contributions are subject to the same distribution rules that apply to Elective Deferrals or matching contributions only if the requirements of Sections 1.401(k)-1(b)(5) and 1.401(m)-1(b)(5) of the Income Tax Regulations, as applicable, are satisfied. Qualified Non-Elective Contributions shall be made in cash in the proportion that the total Base Pay of each eligible Non-Highly Compensated Employee for the Plan Year bears to the total amount of Base Pay for all eligible Non-Highly Compensated Employees for such Plan Year.

1.50	Qualified Participant

“Qualified Participant” means any (i) Member, (ii) Former Member, (iii) beneficiary or (iv) Alternate Payee under a Qualified Domestic Relations Order, who is a Party in Interest, or a Disqualified Person, on whose behalf an Account is maintained under the Plan.

1.51	Recharacterized Contribution

“Recharacterized Contribution” means an Elective Deferral re-characterized as an after-tax contribution to satisfy the ADP test in accordance with Section 1.401(k)-1(f)(3) of the Income Tax Regulations and the provisions of Paragraph 3.5(b)(ii). Recharacterized Contributions shall be treated as after-tax contributions for purposes of Sections 72, 401(a)(4) and 401(m) of the Code, but shall continue to be treated as Elective Deferrals for all other purposes of this plan.

1.52	Reemployment Date

“Reemployment Date” means the first date after a Severance Period that the Employee performs an Hour of Service for the Company, or its Subsidiary or Affiliate.

1.53	Rollover Contribution

“Rollover Contribution” means an amount that (a) the Benefits Administrative Committee determines may be deposited in the Trust Fund in accordance with Sections 402(c), 402(e) or 408(d)(3) of the Code without endangering the qualification and exemption of the Plan and the Trust under Sections 401(a) and 501(a) of the Code, respectively, and (b) is either contributed by a Member, or received in a “direct rollover” described in Section 401(a)(31) of the Code and credited to his Account. The taxable portion of a Member’s benefit from a Company retirement plan at the time the Member is eligible for distribution from that Plan shall not be a rollover contribution under this Plan.

1.54	Salary Reduction Agreement

“Salary Reduction Agreement” means an agreement entered into between the Member and the Company under which the Member agrees to accept a reduction in Base Pay in a specified whole percentage, per payroll period. The amount of the reduction will be contributed to the Trustee as an Elective Deferral.

1.55	Service Period

“Service Period” means a period of employment beginning on the Member’s Employment Date or Reemployment Date, whichever applies, and ending on the next Severance from Service Date. Employment for one day of a calendar month is considered employment for that entire month to determine a month of service in a Service Period.

1.56	Severance from Service Date

“Severance from Service Date” means the earlier of: (i) the date the Employee quits, retires, dies, or is discharged or (ii) the date twelve (12) months after any other absence from employment; however, a Severance from Service Date will not occur if the Member’s active Plan membership is suspended under Section 2.3(c), until the Member’s employment with any Employer and any Non-Participating Partner or Non-Participating Partner Subsidiary ends.

A Severance from Service Date for a Member absent because of maternity or paternity for a period greater than twelve (12) consecutive months will not occur until the second anniversary of the first day of the absence. However, the period between the first and second anniversaries of the first day of absence is neither a Service Period nor a Severance Period.

1.57	Severance Period

“Severance Period” means the period from a Severance from Service Date to the date the Employee next performs an Hour of Service.

1.58	Subsidiary or Affiliate

“Subsidiary” or “Affiliate” means:

(a)	All corporations which are members of a controlled group of corporations within the meaning of Section 1563(a) of the Code (determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(C) of the Code) and of which Equistar Chemicals, LP is then a member, and

(b)	All trades or businesses, whether or not incorporated, which are required to be aggregated with Equistar Chemicals, LP under Sections 414(b), (c), (m) and (o) of the Code.

1.59	Tender Offer

“Tender Offer” means collectively (a) a cash tender offer, which includes a tender offer for, or request or invitation for tenders of, shares of Former Employer Stock in exchange for cash as made to the Trustee or to the shareholders of such stock generally, and (b) an exchange offer, which includes a tender offer for, or request or invitation for tenders of, Former Employer Stock in exchange for any consideration other than all cash, as made to the Trustee or the shareholders of such stock generally.

1.60	Transferee Employee

“Transferee Employee” means an Employee who transfers employment directly to Equistar Chemicals, LP from a Transferor Company or an Employee who had not been represented under a collective bargaining agreement who has become represented.

1.61	Transferor Company

“Transferor Company” means Lyondell Chemical Company, Millennium Chemicals, Inc., LYONDELL-CITGO Refining LP, Occidental Petroleum, Inc. or a subsidiary or affiliate of any of these companies.

1.62	Trust Agreement

“Trust Agreement” shall mean the Equistar Chemicals, LP Savings and Investment Plan Master Trust Agreement, which shall be construed with and considered a part hereof.

1.63	Trust Fund

“Trust Fund” shall mean the assets and liabilities held by the Trustee under the terms of the Trust Agreement.

1.64	Trustee

“Trustee” means the persons or corporations, or both, designated by the terms of the Trust Agreement to hold Member Contributions and Company Contributions, investments thereof and earnings thereon. The Trustee’s duties and responsibilities shall be as set forth in the Trust Agreement.

1.65	Valuation Date

“Valuation Date” shall mean each business day.

1.66	Vesting Service

“Vesting Service” means years of Credited Company Service used to determine vesting. Vesting Service shall not be disregarded prior to consecutive one-year breaks in service greater than five years or the total number of years of Credited Company Service.

1.67	Withdrawable Amounts

“Withdrawable Amounts” means After-Tax Contributions, After-Tax Matching Contributions and earnings, Rollover Contributions and earnings, and amounts attributable to Prior Millennium Plan Accounts and earnings.

1.68	Work Absence for Family or Medical Reasons

“Work Absence for Family or Medical Reasons” means an absence which begins on or after August 5, 1993, and to which the individual is entitled under the Family and Medical Leave Act of 1993.

SECTION 2

MEMBERSHIP - ELIGIBILITY

2.1	Membership

Except as otherwise provided herein, an Employee who is covered by a collective bargaining agreement between the Company and any union which provides for membership in this Plan and who is paid on a United States dollar payroll of the Company shall become eligible to be a Member on the date he performs an Hour of Service following commencement of employment with the Company. A Transferee Employee shall become eligible to be a Member on the date of transfer. Notwithstanding anything to the contrary in this Plan, the following individuals shall not be eligible to participate in this Plan:

(a)	Casual Employees and Project Employees, as defined in the Equistar Chemicals, LP Employment Classification system;

(b)	Leased Employees;

(c)	Students employed under an internship or cooperative program with an institution of higher education;

(d)	A person working for the Company under an agreement between the Company and a non-affiliated person who pays that person’s wages or salary or a person employed by the Company under a written agreement that specifically excludes the person from benefits coverage; and

(e)	Any person who (i) is not on the Company’s salaried or hourly employee payroll, (ii) has agreed in writing to be treated as other than an employee, or (iii) whose compensation is reported to the Internal Revenue Service on a form other than Form W-2.

A Member shall continue Membership in this Plan until the date set forth in Section 2.3(a). A former Member shall be eligible to recommence participation in this Plan on the first day on which he completes an Hour of Service following his return to employment with the Company.

2.2	Enrollment

Each new Member must enroll in the form and manner approved by the Benefits Administrative Committee. The enrollment shall establish the Member’s rates of contribution with respect to Elective Deferrals and Savings Contributions and the Member’s initial investment directions. The Member’s contributions shall commence as soon as administratively feasible after the date the Member properly completes the enrollment process.

2.3	Membership Termination

(a)	An Employee’s active membership shall terminate upon death, disability, dismissal, retirement or severance from employment for any other reason;

(b)	A Member may not voluntarily terminate Membership in this Plan during active employment with the Company, but a Member may suspend Member Contributions at any time.

(c)	If a Member transfers to a Subsidiary or Affiliate which is not participating in this Plan, to Lyondell Chemical Company or LYONDELL-CITGO Refining LP or any of their subsidiaries or affiliates, or to an employment classification excluded from Plan participation, the Member’s Account shall not be distributed until the Member terminates employment with Equistar Chemicals, LP, Lyondell Chemical Company or LYONDELL-CITGO Refining LP or all of their subsidiaries, affiliates or divisions.

SECTION 3

MEMBER CONTRIBUTIONS

3.1	Member Contributions

(a)	Elective Deferrals

Each Member who is an active Employee may enter into a Salary Reduction Agreement to withhold Elective Deferrals from each of the Member’s regular paychecks for the Plan Year at a rate of 1 through 17 percent of Base Pay. A Member may at any time change the rate of future Elective Deferrals by entering into a new Salary Reduction Agreement in the form and manner approved by the Benefits Administrative Committee. Any election shall be effective as soon as administratively feasible after the date of receipt of the properly completed election by the Benefits Administrative Committee, and the new Salary Reduction Agreement shall modify and override any prior Salary Reduction Agreement.

An existing Salary Reduction Agreement may be limited or reduced at any time, on a nondiscriminatory basis, to the extent necessary to ensure compliance with the limitations of Paragraphs 3.4 or 3.5. A Salary Reduction Agreement in effect under the Prior Plan shall remain in effect under this Plan until a new Salary Reduction Agreement is submitted by the member.

(b)	Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, Member Contributions with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

3.2	Timing of Contributions

The Company shall pay the Elective Deferrals for each full pay period to the Trustee as soon as administratively feasible after the end of that pay period.

3.3	Suspension of Contributions

A Member’s Elective Deferrals and Savings Contributions will automatically be suspended (a) for six months immediately following the date of a financial hardship withdrawal under Section 6 or (b) the Member’s transfer, other than on an approved leave of absence, to: (a) a Subsidiary or Affiliate which is not participating in the Plan; (b) Lyondell Chemical Company or LYONDELL-CITGO Refining LP or any of their subsidiaries or affiliates; or (c) a classification of Employees of the Company that does not participate in this Plan. A Member’s Elective Deferrals will remain suspended while the Member remains in such employment. In addition, a Member may voluntarily elect to suspend Elective Deferrals at any time.

3.4	Annual Dollar Limitation on Elective Deferrals

A Member’s Elective Deferrals for a calendar year, when considered together with the amount of salary reductions the Member elects under any other plan meeting the requirements of Sections 401(k), 408(k), 403(b) or 457 of the Code, may not exceed the limitation in effect pursuant to Section 402(g) of the Code. In addition, without limiting the scope of the immediately preceding sentence, Elective Deferrals and/or any similar elective deferrals (described in Section 402(g)(3) of the Code) to the Plan or any other qualified plan, contract or arrangement maintained by the Company and/or any Subsidiary or Affiliate, shall not exceed in the aggregate the dollar limitation (as adjusted) in this Paragraph in effect at the beginning of such taxable year.

If, notwithstanding the previous paragraph, a Member’s Elective Deferrals exceed the dollar limit for the applicable year so any amount otherwise excludable from such Member’s gross income for federal income tax purposes is includible in his gross income, then, not later than the first March 1 following the close of the taxable year of such Excess Elective Deferral, the Member shall designate any portion of the Excess Elective Deferrals which the Member has elected to allocate to the Plan by written notice to the Benefits Administrative Committee Notice shall include the Member’s certified written claim for a specified amount of Excess Elective Deferrals for the preceding calendar year and shall be accompanied by the Member’s certified written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k), 403(b) or 457, exceed the limits imposed under Code Section 402(g) for the year in which the Elective Deferral occurred. According to Section 1.402(g)-1(e)(2) of the Income Tax Regulations, to the extent that the Member only has Elective Deferrals for the taxable year under the Plan and any other plan or arrangement described in the previous sentence which is maintained by the Company, the Company may notify the Benefits Administrative Committee of any Excess Elective Deferrals made on behalf of the Member.

To the extent that a Member’s Elective Deferrals exceed the applicable limit for the applicable year, Excess Elective Deferrals shall be distributed to the Member in accordance with the provisions of Paragraph 3.6(a)

3.5	Actual Deferral Percentage Test

The Actual Deferral percentage (“ADP”) for all eligible Highly Compensated Employees for the current Plan Year shall not exceed the greater of:

(a)	the ADP for the group of all eligible Non-Highly Compensated Employees for the immediately preceding Plan Year multiplied by 1.25, or

(b)	the ADP of the group of all eligible Non-Highly Compensated Employees for the immediately preceding Plan Year multiplied by 2.0; provided, however, that the

ADP for the group of eligible Highly Compensated Employees may not exceed the ADP of the group of all eligible Non-Highly Compensated Employees by more than two percentage points.

For purposes of the immediately preceding sentence, the provisions of Code Section 401(k)(3 and Section 1.401(k)-1(b) of the Income Tax Regulations are hereby incorporated into the Plan for all purposes. In addition, if (i) any Highly Compensated Employee is eligible to authorize Elective Deferrals under the Plan and to have Company Contributions allocated with respect thereto or (ii) the Highly Compensated Employee is eligible to make elective deferrals (described in Code Section 402(g)(3)) under any other cash or deferred arrangement (described in Code Section 401(k)) and/or to make employee contributions (described in Code Section 401(m)) or to receive matching contributions (described in Code Section 401(m)(4)(A)) under any other qualified plan of the Company and/or any Subsidiary or Affiliate regardless of whether that plan contains a cash or deferred arrangement, the disparities between the ADPs of the respective groups of eligible Highly Compensated Employees and Non-Highly Compensated Employees shall be reduced as described in Section 1.401(m)-2 of the Income Tax Regulations, and the provisions set forth below.

Subject to the provisions of the Plan set forth below, the ADP for a specified group of eligible Employees for a Plan Year shall be the average of the ADRs for that Plan Year. Notwithstanding the previous sentence, an Elective Deferral will be taken into account for purposes of the ADP test only if it relates to Base Pay that either, but for the Employee’s deferral election, (i) would have been received by the Employee in that Plan Year or (ii) is attributable to services performed by the Employee during that Plan Year and, would have been received by the Employee within two and one-half months after the close of that Plan Year. For purposes of the second preceding sentence, an Elective Deferral will be considered as having been allocated to the Employee’s Member Account as of a date with a Plan Year, and, thus, taken into account for purposes of the ADP test for that Plan Year, if that allocation is not contingent upon participation or performance of services after that date during that Plan Year and the Elective Deferral is actually paid to the Trustee no later than 12 months after the Plan Year to which the contribution relates. For the purposes of performing the ADP test, Compensation shall mean compensation as defined in Paragraph 4.8(b)(ii) of the Plan.

For purposes of computing the ADRs, if the ADP test is satisfied both with and without exclusion of these Elective Deferrals, Elective Deferrals shall include Excess Elective Deferrals over the annual dollar limit described in Paragraph 3.4 (even if distributed under Paragraph 3.6) made by Highly Compensated Employees, as well as all Elective Deferrals made by all Members that are not taken into account in the ACP test described in Paragraph 4.4. In accordance with Section 1.402(g)-1(e)(1)(ii) of the Income Tax Regulations, Excess Elective Deferrals described in Paragraph 3.4 made by Non-Highly Compensated Employees, to the extent made under the Plan or another plan maintained by the Company or a Subsidiary or Affiliate, shall not be taken into account under the ADP test described in this Paragraph 3.5.

To calculate the ADPs under this Plan, subject to and in accordance with regulations or other authority issued under Code Sections 401(k) and/or 401(m), only that portion of the applicable contributions (as described in the second preceding paragraph) necessary to ensure compliance with the ADP test shall be taken into account for purposes of that test. ADRs of each eligible Employee and the ADP of each group shall be calculated to the nearest one-hundredth of one percent of the eligible Employee’s Compensation. The ADR of an eligible Employee is zero if no applicable contributions ere allocated to that Employee’s Member Account for the Plan Year.

Two or more cash or deferred arrangements (as defined in Code Section 401(k) ) may be considered one arrangement for purposes of determining whether the arrangements satisfy the requirements of Code Sections 401(a)(4), Section 401(k) and 410(b). The cash or deferred arrangements included in those plans and the plans including those arrangements shall be treated as one arrangement and as one plan for purposes of applying this Paragraph 3.5 and Code Sections 401(a)(4), 401(k) and 410(b). If the Company and any Subsidiary or Affiliate individually or collectively maintain two or more plans treated as a single plan for purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii) in effect for Plan Years which begin after December 31, 1988), all cash or deferred arrangements that are included in such plans are to be treated as a single arrangement for purposes of this Paragraph 3.5 and Sections 401(a)(4), 401(k) and 410(b) of the Code. Plans may be aggregated only if they have the same Plan Year. If any Highly Compensated Employee is a participant under two or more cash or deferred arrangements of the Company, or any Subsidiary or Affiliate, to determine the ADR with respect to that Highly Compensated Employee, all cash or deferred arrangements shall be treated as one cash or deferred arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements with years ending with or within the same calendar year shall be treated as a single arrangement. Contributions and allocations under an ESOP described in Code Section 4975(e)(7) may not be combined with contributions or allocations under any plan not described in that Section.

3.6	Return of Elective Deferrals to Members

(a)

Elective Deferrals Over Annual Dollar Limit. In the event that a Member notifies the Benefits Administrative Committee under Paragraph 3.4, no later than March 1 after the close of a taxable year, that his Elective Deferrals exceed the annual dollar limitation of Paragraph 3.4 then, notwithstanding any other provision of law or the Plan relating to spousal consent, and no later than April 15 immediately following that March 1 notification deadline, the Plan shall distribute the amount of Excess Elective Deferrals allocated to the Plan (and any income allocable to such amount) to the Member in a lump sum (in cash or in kind). The distribution shall be made by distributing Elective Deferrals not matched by Company Contributions and, if necessary, next by distribution of matched Elective Deferrals. To the extent that Excess Elective Deferrals are attributable to matched Excess Elective Deferrals (and any allocable income) which are distributed to the Member pursuant to the provisions of this paragraph, matching Company

Contributions (and any allocable income) will be appropriately reduced and that reduced amount shall be forfeited by the Member and shall be used to reduce future Company Contributions to the Plan. The provisions of this paragraph (which provide for reduction of matching Company Contributions made with respect to Excess Elective Deferrals which are distributed hereunder) are intended to comply with the requirements of Code Sections 401(a), 401(k), 401(m), 409, 411 and 4975. To the extent that any provision of this paragraph is inconsistent with the requirements of these Code provisions, that provision shall be deemed to be inoperative and the Plan shall be operated in a manner that complies with the requirements of such Code provisions.

Income or loss allocable to the portion of the Employee’s Member Account attributable to Excess Elective Deferrals (described below) shall be income or loss for the taxable year attributable to the Elective Deferrals multiplied by a fraction, the numerator of which is the Member’s Excess Elective Deferrals for the year and the denominator of which is the balance as of the end of the year of the portion of the Employee’s Member Account attributable to Elective Deferrals reduced by any allocable gain and increased by any allocable loss for that year. Similar rules shall be used to determine income or loss allocable to forfeited Company Contributions. No income or loss will be allocated for the gap period between the end of the taxable year to the date of distribution.

Notwithstanding the preceding provisions of (a), any Member who has Excess Elective Deferrals for a taxable year may receive a corrective distribution of those Excess Elective Deferrals (and attributable income) during the same year if: the Member notifies the Benefits Administrative Committee of an Excess Elective Deferral, the correcting distribution is made after the date on which the Plan received the Excess Elective Deferral and the Plan designates and treats the distribution as a distribution of an Excess Elective Deferral. Any corrective distribution shall be made as soon as practicable, but absent circumstances beyond the control of the Benefits Administrative Committee, no later than 60 days after the first day of the month that occurs on or after the later of (i) the date the Benefits Administrative Committee actually receives a Member’s Excess Elective Deferral notice or (ii) the date that the Plan actually receives the Excess Elective Deferral. The income allocable to Excess Elective Deferrals from the first day of the taxable year to the date of the distribution shall be determined under the method described above, using the Employee’s Member Account balance as of the day preceding the day of distribution.

Notwithstanding any contrary provision of this Paragraph, the amount of Excess Elective Deferrals that may be distributed under this Paragraph shall be reduced by any Excess Employer Contributions over the ADP limit, (described in (b)) which were distributed or recharacterized with respect to a Member for the Plan Year beginning with or within such Member’s taxable year. In no event shall any Member receive a corrective distribution for the taxable year of an amount which exceeds the Member’s total Elective Deferrals under the Plan for the taxable year.

Except as may be otherwise required under Paragraph 3.5, any Excess Elective Deferral which is not timely distributed shall remain in the Plan. In addition, any Excess Elective Deferrals which are timely distributed shall not be treated as an annual addition under paragraph 4.8. Excess Elective Deferrals by Non-Highly Compensated Employees made under the Plan or any other qualified plan of the Company or any Subsidiary or Affiliate shall not be taken into account under the ADP test of Paragraph 3.5. A distribution of Excess Elective Deferrals (and allocable income) under (a) shall not be considered a distribution for compliance with the minimum distribution provisions of Paragraph 9.5(b).

(b)	Excess Employer Contributions Over ADP Limits

(i)	Distribution

In the event that the Benefits Administrative Committee determines that the ADP of Highly Compensated Employees exceeds the limitations of Paragraph 3.5 for the Plan Year, then notwithstanding any other provisions of this Plan (only if no other means of satisfying the ADP test is implemented by the Benefits Administrative Committee), these Excess Employer Contributions, (plus allocable income or loss), shall be distributed to Highly Compensated Employees within two and one-half months from the end of the Plan Year or as soon thereafter as practicable, but no later than the end of the Plan Year immediately following the Plan Year to which any such excess amounts pertain.

The dollar amount of Excess Employer Contributions for a Plan Year shall be determined by the following leveling method, under which the ADR of the Highly Compensated Employee with the highest ADR is reduced to the extent required to (i) enable the Plan to satisfy the ADP test, or (ii) cause the Highly Compensated Employee’s ADR to equal the ADR the Highly Compensated Employee or Highly Compensated Employees with the next highest ADR. This process shall be repeated until the Plan satisfies the ADP test. The dollar amount of the Excess Employer Contributions attributable to any Highly Compensated Employee is equal to the applicable contributions that were taken into account in computing his ADR (determined prior to applying this and the immediately preceding sentence), minus the amount determined by multiplying such Employee’s ADR (determined after applying this and the immediately preceding sentence) by his Compensation used to determine such ratio.

The Benefits Administrative Committee (on or before the 15th day of the third month following the end of the Plan Year but, in any event, before the end of the next Plan year) shall direct the Trustee to distribute a portion of the aggregated dollar amount of Excess Employer Contributions (and allocable income) to the Highly Compensated Employee having the highest dollar amount of Elective Deferrals so the dollar amount of

Elective Deferrals of the Highly Compensated Employee equals the dollar amount of Elective Deferrals of the Highly Compensated Employee or Highly Compensated Employees having the next highest dollar amount of Elective Deferrals. If the total amount distributed to the Highly Compensated Employee is less than the total Excess Employer Contributions, this process shall be repeated until the total Excess Employer Contributions are distributed. Notwithstanding any contrary provision of this paragraph, the amount of Excess Employer Contributions that may be distributed shall be reduced by any Excess Elective Deferrals previously distributed with respect to a Member for the Plan Year beginning with or within such Member’s taxable year.

Excess Employer Contributions (including amounts re-characterized under Paragraph 3.6(b)(ii) shall also be treated as annual additions subject to Paragraph 4.8 of the Plan.

For purposes of (b), in accordance with Section 1.401(k)-1(f)(4)(ii)(C) of the Income Tax Regulations, income or loss allocable to Excess Employer Contributions for the Plan Year shall be the income or loss allocable to the Employee’s Member Account (to the extent attributable to Elective Deferrals used in the ADP test), multiplied by a fraction, the numerator of which fraction is the Member’s Excess Employer Contributions for the Plan Year, and the denominator of which is the balance of the Employee’s Member Account (attributable to applicable contributions used in the ADP test), as of the beginning of the Plan year, plus the applicable contributions allocated to his Member Account for the Plan Year. Similar rules shall be used to determine income or loss allocable to Company Contributions. No income or loss will be allocated for the gap period between the end of the Plan Year to the date of distribution.

Excess Employer Contributions (and any allocable income) shall be distributed from the portion of the Employee’s Member Account attributable to the contributions used in the ADP test. In addition, to the extent that Excess Employer Contributions are attributable to Elective Deferrals (and any allocable income) which are distributed to the Member pursuant to the preceding provisions of (b), matching Company Contributions (and any allocable income determined the same as other contributions) will be appropriately reduced and the reduced matching Company Contributions (and any allocable income) shall be forfeited and used to reduce future Company Contributions to the Plan. The provisions of this paragraph are intended to comply with the requirements of Code Sections 401(a), 401(k), 401(m), 409, 411 and 4975. To the extent that any provision of this paragraph is inconsistent with the requirements of these Code provisions, that provision shall be deemed to be inoperative and the Plan shall be operated in a manner that complies with the Code requirements.

In addition, but without limiting the foregoing provisions of (b), if the Benefits Administrative Committee determines that the ADP of the Members who are Highly Compensated Employees exceeds the limitations of Paragraph 3.5 for the Plan year, the Benefits Administrative Committee may, in its sole discretion, authorize a suspension or reduction of Elective Deferrals made under Paragraph 3.1(a) by authorizing a suspension or reduction of Elective Deferrals above a specific dollar amount or percent of Base Pay.

(ii)	Recharacterization of Excess Employer Contributions:

Recharacterization of Excess Employer Contributions in accordance with the provisions of this Paragraph 3.5(b)(ii) shall be permitted from time to time as determined by the Benefits Administrative Committee in its discretion. In the event that such recharacterization is permitted, the opportunity to elect to recharacterize Excess Employer Contributions shall be announced and made available to all affected Members on a uniform basis. If a determination is made to permit recharacterization, following a Member’s receipt of written notification of Excess Employer Contributions allocable to him, the Member may elect whether or not all or any portion of such Excess Employer Contributions shall be re-characterized as after-tax Recharacterized Contributions. The amount of Excess Employer Contributions that may be recharacterized with respect to an affected Member for a Plan Year shall be reduced by any Excess Elective Deferrals that were previously distributed to such Member with respect to his taxable year ending with or within such Plan Year.

Elective Deferrals made on the Member’s behalf shall be reduced by the amount recharacterized and related earnings. Notwithstanding any other provision of this subparagraph (b)(ii) to the contrary, recharacterization of Excess Employer Contributions allocable to a Member shall not be permitted to the extent that such amount, in combination with any other after-tax contributions made by the affected Member, would exceed the amount of any after-tax contribution that the Member may make for the affected Plan Year. In addition, in no event shall the amount of Excess Employer Contributions to be recharacterized for a Plan Year with respect to any Highly Compensated Employee exceed the amount of Employer Contributions made on behalf of such Highly Compensated Employee for that Plan Year. If less than all those Excess Employer Contributions are recharacterized, the amount that must otherwise be distributed under the Plan to correct that excess shall be reduced by the amount of Recharacterized Contributions and related earnings. Earnings related to any Recharacterized Contributions shall not be treated as a Re-characterized Contribution.

Recharacterization must occur no later than two and one-half months after the last day of the Plan year in which the Excess Employer Contributions arose, and is deemed to occur no earlier than the date that the Benefits Administrative Committee informs the last Highly Compensated Employee in writing of the recharacterized amount and its consequences. Recharacterized Contributions will be taxable to the Member for the Member’s tax year in which the Member would have received them in cash but for the deferrals to which those amounts are attributable. The amount of Employer Contributions in excess of ADP limits to be recharacterized or distributed for the Plan year shall be reduced by any Excess Employer Contributions previously distributed or recharacterized with respect to the Member for his taxable year ending with or within the Plan Year.

3.7	Rollover Contributions

Employees who are not yet Members may make Rollover Contributions. An Employee who is permitted to make a Rollover Contribution shall not be entitled to authorize Elective Deferrals to the Plan or share in the allocation of any Company Contributions unless and until the Employee otherwise satisfies Plan requirements under paragraphs 2.1, 2.2, 3.1, or 4.1, as applicable. Rollover Contributions shall be held in a separate subaccount which will share in any income or loss and appreciation or depreciation of the Trust Fund. Rollover Contributions shall not affect any limit that affects any other type of Plan contribution.

3.8	Catch-Up Contributions

A Member who is or who will attain age 50 during a Plan Year may make an additional Elective Deferral within that Plan Year according, and subject to the limits of Code Section 414(v). Catch-up Contributions will not be taken into account for purposes of determining the Annual Dollar Limit under Paragraph 3.4 and the Annual Additions limit under Paragraph 4.8. The additional Elective Deferral may not exceed the lesser of the Catch-up Contribution limit or the Member’s Compensation, as defined in Paragraph 4.8(b)(ii).

SECTION 4

COMPANY CONTRIBUTIONS

4.1	Company Contributions

Each pay period, the Company shall make a contribution on behalf of each eligible Member equal to seventy-five percent (75%) of the Member’s Elective Deferrals, but not in excess of six percent (6%) of his Base Pay for the pay period. The availability of Company Contributions shall not discriminate in favor of Highly Compensated Employees.

For purposes of this Section, a Member shall become 100% vested in Company Contributions after completing at least three years of Credited Company Service. Notwithstanding the foregoing, a Member’s interest in Company Contributions shall fully vest (a) on the date employment terminates due to death, retirement or disability, (b) when and if the Plan terminates for any reason, (c) upon the Employer’s complete discontinuance of Company Contributions, or (d) upon a partial plan termination, if the Member is a member affected by a partial plan termination.

Company Contributions with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

4.2	Timing of Contribution

The Company shall pay the Company Contribution made on behalf of each Member for each full pay period to the Trustee as soon as administratively feasible after the end of that pay period.

4.3	Forfeitures

A Member’s Company Contributions which are not vested in accordance with Section 4.1 at the time of the Member’s employment termination shall be forfeited as of the last day of the Plan Year in which the Member terminates employment. If a Member who has terminated employment is reemployed before the end of a period of five consecutive Plan Years beginning with the Plan Year in which the Member terminates employment and during which the Member is not an Employee on the last day of each Plan Year, any forfeited amounts shall be restored to the Member’s Account. For purposes of the preceding sentence, any Plan Year in which a Member is absent from work on the last day of the Plan Year due to Work Absence for Family or Medical Reasons shall not be counted as one of the Plan Years in the period of five consecutive Plan Years. The Plan Year immediately before and the Plan Year immediately after the Plan Year in which the Member has a Work Absence for Family or Medical Reasons shall be deemed to be consecutive.

Amounts required to be restored to the Member’s Account shall be reinstated, to the extent not contributed by the Company, out of amounts forfeited under this Section or Section 11.17 for the Plan Year. To the extent those forfeitures are not sufficient, amounts shall be charged ratably against Trust Fund Income.

4.4	Contribution Percentage Test

The actual contribution percentage (“ACP”), as determined for a Plan Year under this Paragraph, for all eligible Highly Compensated Employees for the current Plan Year, shall not exceed the greater of:

(a)	the ACP for the group of all eligible Non-Highly Compensated Employees for the immediately preceding Plan Year multiplied by 1.25, or

(b)	the ACP of the group of all eligible Non-Highly Compensated Employees for the immediately preceding Plan Year multiplied by 2.0; provided, however, that the ACP for the group of eligible Highly Compensated Employees may not exceed the ACP for the group of all eligible Non-Highly Compensated Employees by more than two percentage points.

For purposes of the immediately preceding sentence, the provisions of Section 401(m) of the Code and Section 1.401(m)-1 of the Income Tax Regulations are incorporated into the Plan for all purposes. In addition, for purposes of performing the ACP test, all plans maintained by the Company and its Subsidiaries and Affiliates that are qualified under Section 401(a) of the Code shall be treated as a single plan, and the Plan Sponsor may elect (in accordance with Section 401(m)(3) of the Code) to include in the applicable ACRs any salary reduction amounts contributed by the Company to a plan maintained by the Company, or a Subsidiary or Affiliate which includes a cash or deferred arrangement meeting the requirements of Section 401(k) of the Code. If any Highly Compensated Employee is eligible to authorize Elective Deferrals under the Plan and to have Company Contributions allocated with respect to those Elective Deferrals, or if the Highly Compensated Employee is eligible to make elective contributions (described in Section 402(g)(3) of the Code) under any other cash or deferred arrangement (described in Section 410(k) of the Code) and/or to make employee contributions (described in Section 401(m) of the Code) or to receive matching contributions (described in Section 401(m)(4)(A) of the Code) under any other qualified plan of the Company and/or any Subsidiary or Affiliate, regardless of whether such plan contains a cash or deferred arrangement, the disparities between the ACPs of the respective groups of eligible Highly Compensated Employees and Non-Highly Compensated Employees shall be reduced as described in Section 1.401(m)-2 of the Income Tax Regulations and subsequent provision of this Paragraph.

Subject to the limitations set forth below, the ACP for a specified group of eligible Employees for a Plan Year shall be the average of the ACRs for the Plan Year. Notwithstanding any contrary provision in the preceding sentence, the ACP shall not include matching Company Contributions that are forfeited either to correct Excess

Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals or Excess Employer Contributions. To the extent that any contribution is required to satisfy the ADP test set forth in Paragraph 3.5, it may not be used to satisfy the ACP test. For the purposes of performing the ACP test, Compensation shall mean compensation as defined in Paragraph 4.8(b)(ii).

For purposes of computing the ACRs, Elective Deferrals shall include Excess Elective Deferrals described in Paragraph 3.6(a) and any Elective Deferrals that are not taken into account in the ADP test, provided that the ADP test is satisfied both with and without exclusion of these Elective Deferrals. Any Qualified Non-Elective Contributions allocated to the Employee’s Account may be taken into account for purposes of the ACP test to the extent that such amounts are not needed to pass the ADP test. Such ACRs of each eligible Employee and the ACP of each group shall be calculated to the nearest one-hundredth of one percent of the eligible Employee’s Compensation. The ACR of an eligible Employee is zero if no contributions which are used in computing ACRs are allocated on behalf of that Employee.

If the Company and any Subsidiary or Affiliate, individually or collectively, maintain two or more plans that are treated as a single plan for purposes of Sections 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code in effect for Plan Years which began after December 31, 1988), all employee contributions and matching contributions, as defined in Section 1.401(m)-1(f) of the Income Tax Regulations, are to be treated as made under a single plan for purposes of this Paragraph and Sections 401(a)(4)(5), 401(k) and 410(b) of the Code. Plans may be aggregated under the preceding provisions of this paragraph only if they have the same Plan Year. If any Highly Compensated Employee is a participant under two or more plans of the Company or any Subsidiary or Affiliate which are subject to Section 401(m) of the Code, for purposes of determining the ACR with respect to that Highly Compensated Employee, all employee and/or matching contributions described in Section 1.401(m)-1(f) of the Income Tax Regulations made under such plans must be aggregated. Contributions and allocations under an ESOP described in Section 4975(e)(7) of the Code may not be combined with contributions or allocations under any plan not described in Section 4975(e)(7) of the Code.

4.5	Distribution of Excess Contributions to Members

If the Benefits Administrative Committee determines that the ACP for Highly Compensated Employees exceeds the limitations of Paragraph 4.4 for the Plan Year, then, Excess Aggregate Contributions plus allocable income or loss shall be forfeited, if forfeitable, or distributed to Highly Compensated Employees within two and one-half months from the end of the Plan Year or as soon thereafter as practicable, but in any event not later than the end of the Plan Year immediately following the Plan Year to which those Excess Aggregate Contributions pertain.

The dollar amount of such Excess Aggregate Contributions for a Plan Year shall be determined by the following leveling method, under which the ACR of the Highly

Compensated Employee with the highest ACR is reduced to the extent required to (i) enable the Plan to satisfy the ACP test, or (ii) cause such Highly Compensated Employee’s ACR to equal the ACR of the Highly Compensated Employee or Highly Compensated Employees with the next highest ACR. This leveling process shall be repeated until the Plan satisfies the ACP test. The dollar amount of the Excess Aggregate Contributions attributable to any Highly Compensated Employer is equal to the applicable contributions that are taken into account in computing his ACR (determined prior to the application of this and the immediately preceding sentence) (Aggregate Contributions”), minus the amount determined by multiplying the Employee’s ACR (determined after application of this and the immediately preceding sentence) by his Compensation used in determining such ratio.

The Benefits Administrative Committee (on or before the 15th day of the third month following the end of the Plan Year but, in any event, before the end of the next Plan year) shall direct the Trustee to distribute a portion of the aggregated dollar amount of Excess Aggregate Contributions (and allocable income) to the Highly Compensated Employee having the highest dollar amount of Aggregate Contributions (or, if forfeitable, forfeit the Excess Aggregate Contributions attributable to Company Contributions (and allocable income) to the Highly Compensated Employee) so the dollar amount of Aggregate Contributions of the Highly Compensated Employee equals the dollar amount of Aggregate Contributions of the Highly Compensated Employee or Highly Compensated Employees having the next highest dollar amount of Aggregate Contributions. If the total amount distributed to the Highly Compensated Employee is less than the total Excess Aggregate Contributions, this process shall be repeated until the total Excess Aggregate Contributions are distributed. In general, a Company Contribution may be forfeited to correct Excess Aggregate Contributions only to the extent that such Company Contribution relates to an Elective Deferral that is an Excess Employer Contribution (above the ADP limits of Section 401(k)(3) of the Code) or an Excess Elective Deferral (above the annual dollar limit of Section 401(g) of the Code).

According to Section 1.401(m)-1(e)(3)ii)(C) of the Income Tax Regulations, income or loss shall be allocated to Excess Aggregate Contributions for the Plan Year as follows: the income or loss allocable to the applicable contributions used in the ACP test shall be multiplied by a fraction, the numerator of which fraction is the Member’s Excess Aggregate Contributions for the Plan Year and the denominator of which is the balance in the Member’s Account to the extent used in the ACP test as of the beginning of the Plan Year, plus the applicable contributions used in the ACP test for the Plan Year. If the Excess Aggregate Contributions are Recharacterized Contributions, income or loss allocable to those contributions shall be determined in the same manner as if the Recharacterized Contributions had been distributed as Excess Employer Contributions. No income or loss will be allocated for the gap period between the end of the Plan Year and the date of distribution.

Forfeitures of Excess Aggregate Contributions (and allocable income) shall be used to reduce the amount of future Company Contributions to the Plan.

The Excess Aggregate Contributions allocated to each Member shall be deemed to be first from the Member’s after-tax contributions for the Plan Year, if any, and, if Excess Aggregate Contributions remain after distribution of all of the Member’s after-tx contributions for the Plan Year, if any, then from Recharacterized Contributions for the Plan Year, then from the Member’s Company Contributions for the Plan Year, and then from any other Company Contributions allocated to the Member’s Account for the Plan Year.

Excess Aggregate Contributions are still counted as employer contributions, for purposes of Code Sections 404 and 415, for the Plan Year when made, even if distributed from the Plan. In addition, forfeitures of excess Company Contributions to satisfy the ACP test are still counted as annual additions under Section 415 of the Code for the Plan Year when made on behalf of the applicable Highly Compensated Employees from whose Member Accounts those amounts were forfeited, provided, however, that to the extent that those Excess Aggregate Contributions are attributable to after-tax contributions (and any allocable income), if any, which amounts are distributed to the Member pursuant to the proceeding provisions of this Paragraph 4.6, matching Company Contributions (and any allocable income) will be appropriately reduced and that reduced amount shall be forfeited by the Member and shall be used to reduce future Company contributions to the Plan. The provisions of this paragraph (which provide for the reduction of matching Company Contributions made with respect to after-tax contributions which are distributed hereunder) are intended to comply with the requirements of Code Sections 401(a), 401(k), 401(m), 411 and 4975. To the extent that any provision of this paragraph is inconsistent with the requirements of these Code provisions, that provision shall be deemed to be inoperative and the Plan shall be operated in a manner that complies with such Code provisions.

4.6	Mandatory Disaggregation of Certain Plans:

Notwithstanding any contrary provision of this Paragraph, the Plan shall be operated in accordance with Section 1.401(k)-1(g)(11) and Section 1.401(m)-1(b)(3) of the Income Tax Regulations concerning mandatory disaggregation of certain types of plans. Subject to all the requirements of Section 1.401(k)-1(g)(11)(iii) and Section 1.401(m)-1(b)(3) of the Income Tax Regulations, the following plans shall be treated as comprising separate plans:

(a)	Plans benefiting collective bargaining unit employees. A plan that benefits employees who are included in a unit of employees covered by a collective bargaining agreement and employees who are not included in such a collective bargaining unit shall be treated as comprising separate plans.

(b)	ESOPs and non-ESOPs. The portion of a plan that is an ESOP and the portion of the plan that is not an ESOP shall be treated as separate plans, except as otherwise permitted under Section 54.4975-11(e) of the Income Tax Regulations.

(c)	Plans benefiting employees of qualified separate lines of business. If the Company is treated as operating qualified separate lines of business for purposes of Code Section 410(b), the portion of a plan that benefits employees of one qualified separate line of business shall be treated as a separate plan from the portions of the same plan that benefit employees of the other qualified separate lines of business of the Company.

(d)	Plans maintained by more than one employer

(i)	Multiple employer plans. If a plan benefits employees of more than one employer and the employees are not included in a unit of employees covered by a collective bargaining agreement (a “multiple employer plan”), the plan is treated as comprising separate plans each of which is maintained by a separate employer.

(ii)	Multi-employer plans. The portion of a plan that benefits employees who are included in a collective bargaining unit, the portion of a plan that benefits employees who are included in an other collective bargaining unit and the portion of a plan that benefits non-collective bargaining unit employees shall all be treated as separate plans. Consistent with Section 413(b) of the Code, the portion of a plan that is maintained pursuant to a collective bargaining agreement shall be treated as a single plan maintained by a single employer that employs all the employees benefiting under the same benefit computation formula and covered pursuant to that collective bargaining agreement. The non-collectively bargained portion of the plan shall be treated as maintained by one or more employers, depending on whether the non-collective bargaining unit employees who benefit under the plan are employed by one or more employers.

4.7	Section 415 Limits

Capitalized terms used in this Paragraph which are not otherwise defined in Section 1 of the Plan are defined in (b). In addition to other limits set forth in the Plan and notwithstanding any other provisions of the Plan, Annual Additions made to this Plan (and all other defined contribution plans required to be aggregated with the Plan under Code Section 415), shall not exceed the limit set forth in Code Section 415 and this Paragraph.

(a)	Member Covered Under Another Defined Contribution Plan: This subparagraph applies if, in addition to the Plan, the Member is covered under another qualified plan which is a defined contribution plan, a welfare benefit fund as defined in Code Section 419(e), or an individual medical account as defined in Code Section 415(1)(2), maintained by the Employer during any Limitation Year, which provides an Annual Addition during the Limitation Year.

(i)	The Annual Additions which may be credited to an Employees’ Member Account under the Plan for any Limitation Year will not exceed the lesser of (1) the Maximum Permissible Amount reduced by the Annual Additions credited to a Member’s account under the other plans, welfare benefit funds and individual medical accounts for the same Limitation Year or (2) any other limitation contained in the Plan. If the Annual Additions for the Member under other defined contribution plans, welfare benefit funds, and individual medical accounts maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Member’s Account under the Plan would cause the Annual Additions for the Limitation Year to exceed this limit, the amount contributed or allocated will be reduced so the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Member under other defined contribution plans, welfare benefit funds and individual medical accounts, in the aggregate, are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Member’s Account under the Plan for the Limitation Year.

(ii)	Prior to determining the Member’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount on the basis of a reasonable estimate of the member’s annual Compensation for that Limitation Year as uniformly determined for all similarly situated Members.

(iii)	As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Member’s Actual Compensation for such Limitation Year.

(iv)	Pursuant to Section 1.415-6(b)(6) of the Income Tax Regulations, if a Member’s Annual Additions under the Plan and all other plans result in an Excess Amount because of the allocation of forfeitures, or a reasonable error in estimating a Member’s annual compensation or determining the amount of Elective Deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to a Member under the limits of Section 415 of the Code, or any other facts and circumstances as the Internal Revenue Service determines justify the availability of this subparagraph (a)(iv), that Excess Amount shall be deemed to consist of the last allocated Annual Additions, except that Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

(v)	If an Excess Amount was allocated to a Member’s Account on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

(A)	the total Excess Amount allocated as of such date, multiplied by

(B)	the ratio of (1) the Annual Additions allocated to the Member’s Account for the Limitation Year as of such date under the Plan, divided by (2) the total Annual Additions allocated to the Member’s Account for the Limitation Year as of such date under the Plan and all qualified defined contribution plans.

(vi)	Any Excess Amounts attributed to the Plan shall be disposed of as follows:

(A)	First, to the extent needed to reduce the Excess Amount, all or the portion of the Member’s after-tax contributions to the Plan, if any, in the Limitation Year shall be returned to the Member, plus earnings; then, any necessary amount of the Member’s after-tax contributions during the Limitation Year, plus earnings, made to any other plan maintained by the Company or any Subsidiary or Affiliate, shall be returned. Amounts distributed shall not be taken in account for purposes of the ACP test under Paragraph 4.4 of the Plan and Section 401(m)(2) of the Code.

(B)	Second, if an Excess Amount still exists after applying of subparagraph (a)(vi)(A) and the Member is in the Employer’s service at the end of the Limitation Year, then the remaining Excess Amounts shall be reallocated to a temporary suspense account and shall be reapplied to reduce future Employer Contributions under the Plan for the Member in the next Limitation Year, and for each succeeding Limitation Year, if necessary.

(C)	If an Excess Amount still exists after application of subparagraph (a)(vi)(B) or the Member is not in the Employer’s service at the end of the Limitation Year, then the remaining Excess Amounts shall be reallocated to a temporary suspense account and shall be reapplied to reduce future Employer Contributions for all remaining Members in the next Limitation Year and each succeeding Limitation Year if necessary.

(D)	No investment gains or losses will be allocated to a temporary suspense account which exists at any time during the Limitation Year pursuant to this Paragraph. All amounts in the temporary suspense account must be applied as set forth above before any Employer Contributions may be made to the Plan for that Limitation Year.

Notwithstanding any contrary provision of this Plan, Excess Amounts may not be distributed to Members or former Members; provided, however, that if due to a reasonable error in determining the amount of Elective Deferrals that may be made under the limits of Section 415 of the Code, in accordance with Section 1.415-6(b)(6) of the Income Tax Regulations, the Plan shall distribute Elective Deferrals to the extent that it reduces the Excess Amount. Amounts distributed shall not be taken into account for purposes of computing (i) the dollar limit on Elective Deferrals under Paragraph 3.4 of the Plan and Section 402(g) of the Code, (ii) the ADP test under Paragraph 3.5 of the Plan and Section 401(k)(3) of the Code, and (iii) the ACP test under Paragraph 4.4 of the Plan and Section 401(m)(2) of the Code.

(b)	Definitions: For purposes of this Paragraph, the following definitions shall apply:

(i)	Annual Additions – With respect to any Member, Annual Additions for the Limitation Year shall be the sum of the following allocations to the Member’s account: (A) all Employer Contributions, (B) forfeitures; and (C) the amount of any nondeductible after-tax contributions. Moreover, Excess Amounts applied under subparagraph (a)(vi) during the Limitation Year to reduce Employer Contributions shall be considered to be Annual Additions for that Limitation Year. Subject to the correction rules of subparagraph (a)(iv), contributions do not fail to be Annual Additions merely because they are Excess Employer Contributions above the ADP limits, or Excess Aggregate Contributions above the ACP limits or Excess Elective Deferrals; but Excess Elective Deferrals distributed to the Member by April 15 following the year of deferral shall not be Annual Additions.

Amounts allocated to an individual medical account which is part of a defined benefit plan maintained by the Employer, as defined in Section 415(1) of the Code, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, and under a welfare benefit fund maintained by the Employer, as defined in Section 419(e) of the Code, are treated as Annual Additions to a defined contribution plan.

(ii)

Compensation – A Member’s wages that are paid to the Member by the Employer during the Limitation Year for services performed and currently includible in gross income pursuant to the Code. Compensation includes any and all items which may be includable in compensation under Code Section 415(c)(3), including (A) any Elective Deferral (as defined in Code Section 401(g)(3)), (B) any amount which is contributed or deferred by the Company at the Company’s election and which is not includable in the

Member’s gross income because of Code Sections 125 and 457, and (C) any amount contributed or deferred by the Company at the Member’s election which is not includable in the Member’s gross income because of Code Section 132(f).

(iii)	Employer – The Employer that adopts the Plan. In the case of a group of Employers which constitutes a controlled group of corporations or which constitutes trades or businesses (whether or not incorporated) which are under common control or all members of an affiliated service group or any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code, all such Employers shall be considered a single Employer for purposes of applying the limitations of this Paragraph.

(iv)	Employer Contribution – The amounts contributed by the Employer on behalf of the Member of the Plan.

(v)	Excess Amount – The excess of the Annual Additions credited to the Member’s Account for the Limitation Year over the Maximum Permissible Amount.

(vi)	Highest Average Compensation – The average compensation for the three consecutive years of service with the Employer that produces the highest average. A year of service with the Employer is the 12-consecutive-month period which corresponds with the Limitation Year.

(vii)	Limitation Year – The Limitation Year shall be the calendar year.

(viii)	Maximum Permissible Amount – Except to the extent permitted by Paragraph 4.8, Code Section 414(v) and this definition, the Maximum Permissible Amount for any Member shall be the lesser of (A) $40,000 (adjusted for cost of living increases under Code Section 415(d) or (B) 100 percent of his actual Compensation for the Limitation Year.

Effective on January 1 of the calendar year and each January 1 thereafter, the $40,000 limit will be automatically adjusted to the new dollar limit determined by the Commissioner of Internal Revenue for that calendar year in accordance with applicable provisions of Sections 415(b), 415(c) and 415(d) of the Code. The new limit will apply to Limitation Years ending within the calendar year of the date of the adjustment. The 100 percent of actual Compensation limit referred to above shall not apply to any contribution for medical benefits which is otherwise treated as an Annual Addition (under Section 401(h) or Section 419A(f)(2) of the Code) after separation from service or to any other amount otherwise treated as an Annual Addition under Section 415(l)(1) or Section 419A(d)(2) of the Code.

If a short Limitation Year is created because of an amendment changing the limitation period to a different 12-consecutive-month period, the Maximum Permissible Amount shall not exceed the defined contribution dollar limit for the short Limitation Year determined as follows: the dollar limit in effect for the calendar year in which the short Limitation Year ends will be multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12.

SECTION 5

INVESTMENT OF MEMBERS’ ACCOUNTS

5.1	Members’ Accounts

The Benefits Administrative Committee shall establish and maintain an Account in the name of each Member. Separate records shall be maintained with respect to the separate Subaccounts in a Member’s Account.

5.2	Investment of Elective Deferrals, Company Contributions, Rollover Contributions and Qualified Non-Elective Contributions

Upon receipt of a Member’s Elective Deferrals, Company Contributions, Rollover Contributions or any Qualified Non-Elective Contributions made by the Company on the Member’s Behalf, the Trustee shall invest such contributions according to the Member’s direction in various investment funds which are offered under this Plan.

A Member’s initial investment directions under this Paragraph shall be provided in the form and manner approved by the Benefits Administrative Committee. The directions shall remain in effect until the Member provides new directions. Each Member is hereby designated as a “named fiduciary” with respect to his investment directions but only to the extent that Section 404(c) of ERISA does not apply to those investment directions.

A Member may change his initial investment directions at any time by submitting a change in investment directions in the form and manner approved by the Benefits Administrative Committee. Any change of investment directions shall become effective as soon as administratively possible after the Member properly completes a change in investment directions.

If a Member fails to make an initial investment direction, the Benefits Administrative Committee, consistent with its fiduciary obligations, shall direct the Trustee to invest contributions in one or more of the Plan’s investment funds.

5.3	Funds Invested In Former Employer Stock

(a)	Certain assets transferred or contributed to the Prior Plan or transferred from a Transferor Company Plan to this Plan were invested in Former Employer Stock. Subject to the conversion rights described in (b), these assets will continue to be invested in Former Employer Stock. Dividends and distributions attributable to Former Employer Stock shall be reinvested according to the Member’s direction under Section 5.2.

(b)	A Member, by a change in investment directions, may at any time direct that shares of Former Employer Stock be converted to cash and the proceeds, less any applicable sale expenses, be invested in one of the options described in Paragraph 5.2. Each Member is hereby designated as a “named fiduciary” with respect to his investment directions made pursuant to this subparagraph but only to the extent that Section 404(c) of ERISA does not apply to those investment directions.

5.4	Changes Among Other Investment Options

A Member, by a change in investment directions, may direct at any time that funds invested in any investment option under Paragraph 5.2 of the Plan be invested in any other permitted investment option. Each Member is hereby designated as a “named fiduciary” with respect to these investment directions, but only to the extent that Section 404(c) of ERISA does not apply to such investment directives.

5.5	Former Employer Stock Transactions

Sale of Former Employer Stock shall be handled in accordance with the following rules and additional procedures, consistent with these rules, which the Benefits Administrative Committee may establish from time to time:

(a)	General:

The Benefits Administrative Committee, in its discretion, (i) may match the purchase and sale orders scheduled for transactions in the open market and transact the net purchase or sale, or (ii) may agree with the administrator of one or more other individual account plans maintained by the Company or its Subsidiaries or Affiliates, by Lyondell Chemical Company or by LYONDELL-CITGO Refining LP to combine and match orders for all plans and execute a net purchase or sale.

(b)	Sales of Stock:

(i)	Transactions normally shall be made in the open market.

(ii)	The Trustee may limit the daily volume of sales to the extent it believes that action is in the Member’s best interests.

(iii)	The proceeds allocated to each affected Member’s Account for a sale shall be based on the average cost per share of all common stock sold for a particular transaction during the period of time by the Trustee.

(iv)	Brokerage commissions, transfer fees and other expenses actually incurred in any sale or purchase shall be equitably allocated and added to the cost or subtracted from the proceeds of all purchases or sales as the case may be, effected on a pricing day.

(c)	Options, Rights and Warrants

A Member may direct the Benefits Administrative Committee to use any available cash or funds held in one of the Member’s various investment options available under Paragraph 5.2 to exercise any options, rights or warrants issued with respect to Former Employer Stock in the Member’s Account. Absent such direction, or if there are no available funds, any option, right or warrant having a market value shall be sold for the Member’s Account.

5.6	Voting or Tender of Former Employer Stock

(a)	Each Member (or beneficiary of a deceased Member) shall have the right to direct the Trustee with respect to the vote of the shares of Former Employer Stock allocated to his Account, as to any matter brought before any meeting of the stockholders of the respective company which issued the shares. Upon timely receipt of such directions, the Trustee shall vote as directed the number of shares of Former Employer Stock allocated to such Member’s Account, and the Trustee shall have no discretion in such matter. Fractional shares shall be aggregated into whole shares of each company’s stock and voted only to the extent of the last whole share. The instructions received by the Trustee from Members (or beneficiaries) shall be held by the Trustee in confidence and shall not be divulged to any person including the Benefits Administrative Committee or any officer or employee of the Company. If the Trustee shall not receive timely instruction from a Member (or beneficiary) as to how to vote shares of Former Employer Stock allocated to his Account, the Trustee shall vote such uninstructed shares consistent with its fiduciary responsibilities, unless otherwise directed by the Benefits Administrative Committee.

(b)	Each Member (or beneficiary of a deceased Member) shall have the right, to the extent of the number of whole shares of Former Employer Stock allocated to his Account, to direct the Trustee in writing as to the manner in which to exercise rights other than voting rights with respect to the respective shares. Upon timely receipt of such directions, the Trustee shall respond as instructed with respect to those shares of Former Employer Stock. The instructions received by the Trustee from Members (or beneficiaries) shall be held by the Trustee in confidence and shall not be divulged to any person, including the Benefits Administrative Committee or any officer or employee of the Company. If the Trustee has not received timely instruction from a Member (or beneficiary) as to the manner in which to exercise a right other than a voting right, the Trustee shall not exercise that right with respect to a share of Former Employer Stock and the Trustee shall have no discretion in this matter. The Trustee shall exercise rights other than voting rights with respect to fractional shares of Former Employer Stock (which shall be aggregated into whole shares of each company’s stock) allocated to Members’ Accounts consistent with its fiduciary responsibilities, unless otherwise directed by the Benefits Administrative Committee.

(c)	Subject to the specific requirements applicable to Tender Offers in (d), the Trustee shall notify the Members (or beneficiaries of deceased Members) of each occasion for the exercise of voting rights and rights other than voting rights within a reasonable time before such rights are to be exercised. This notification shall include all the information (including any proxy solicitation materials) that any former employer, as applicable, distributes to shareholders regarding the exercise of these rights as well as a form requesting confidential directions to the Trustee on how such shares of Former Employer Stock allocated to such Member’s Account shall be voted on each such matter. The proxy solicitation materials described in the preceding sentence shall be the same as those for shareholders of Former Employer Stock generally. The Trustee shall not make recommendations to Members (or beneficiaries) on whether to vote or how to vote. The instructions received by the Trustee from members (or beneficiaries) shall be held by the Trustee in confidence and shall not be divulged to any person, including the Benefits Administrative Committee, or any officer or employee of the Company; provided, however, that the Trustee shall advise any officer of Lyondell Chemical Company or Millennium Chemicals, Inc., at any time upon request, of the total number of shares of such company’s common stock that it has been instructed to vote in favor of each matter for which a vote was solicited, the total number of shares of such stock that it has been instructed not to vote in favor of each such matter and the total number of shares in respect of which it has received no instructions.

(d)	In the event of a Tender Offer, the Benefits Administrative Committee shall direct the Trustee to take those steps reasonably necessary to furnish information to, and request instructions from, each Member (or beneficiary) who has shares of Former Employer Stock subject to a tender offer allocated to his Account in substantially the same manner as with respect to the shareholders of such stock generally. In that regard, the Trustee shall:

(i)	Inform each Member (or beneficiary) as to the existence of the Tender Offer; provided, however, the Trustee shall not make any recommendations with respect to such Tender Offer;

(ii)	Transmit to each Member (or beneficiary) such written information and other materials relative to the Tender Offer as are made available by the persons or entities making such Tender Offer to the shareholders of such stock generally;

(iii)	Request written instructions from each Member (or beneficiary) as to whether or not to tender or exchange the shares of such stock allocated to his Account; and

(iv)	Use reasonably diligent efforts to effect, on a nondiscriminatory basis, the tender or exchange of allocated shares of such stock in accordance with the written instructions received from the Members and beneficiaries.

The number of shares to which a Member’s (or beneficiary’s) instructions apply will be the total number of shares allocated to his Account, subject to the tender offer, regardless of whether the shares are vested, as of the close of business on the day preceding the date on which the tender offer commences. In accordance with the terms and conditions of the Tender Offer, the Trustee will tender or exchange those shares of stock that it has been properly instructed to tender or exchange, and it will not tender or exchange those shares that it has not been properly instructed to tender or exchange. Instructions to the Trustee from a Member (or beneficiary) to tender or exchange shares will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of such person’s interest in the Plan: Shares of stock which are not tendered or exchanged pursuant to valid instructions shall remain invested in such stock.

5.7	Title of Investments

All investments will be held in the name of the Trustee or its nominees.

5.8	Allocation of Dividends

All dividends or other distributions attributable to shares of Former Employer Stock shall be allocated to the Member whose Account is credited with such shares.

5.9	Valuation of Members’ Accounts

The fair market value of each Member’s Account shall be determined as of each Valuation Date. The determination of the fair market value of a Member’s Account shall reflect the allocable share of the income or loss and appreciation or depreciation of the Trust Fund. To the extent shares of Former Employer Stock are not readily tradable on an established securities market, all valuations of those shares shall be made by an independent appraiser.

5.10	Determination of Income or Loss and Appreciation or Depreciation

For purposes of allocating income or loss and appreciation or depreciation of the Trust Fund in accordance with Section 5.9, each subaccount in a Member’s Account shall be divided into Member Fund Subaccounts. As of each Valuation Date, the applicable share of the income or loss and appreciation or depreciation of each investment fund, separately and respectively, since the previous Valuation Date shall be allocated among the corresponding Member Fund Subaccounts as follows:

(a)	If investments are in funds composed of mutual fund shares, the income or loss and appreciation or depreciation allocation as of a given Valuation

Date shall be determined based upon the net asset value of the mutual fund shares allocated to each such Member Fund Subaccount as of such Valuation Date.

(b)	If investments are not in funds composed of mutual fund shares, the income or loss and appreciation or depreciation, separately and respectively, shall be allocated among the corresponding Member Fund Subaccounts of the Members who had such corresponding Member Fund Subaccounts on the previous Valuation Date. Each corresponding Member Fund Subaccount shall be credited (or debited) with the proportion of such income or loss and appreciation or depreciation which the value of each such corresponding Member Fund Subaccount on the previous Valuation Date bears to the value of all such corresponding Member Fund Subaccounts on such date.

(c)	With respect to each Member who employment is terminated for any reason, so long as there is any balance in any of his Subaccounts, the Subaccounts shall continue to receive allocations pursuant to this Paragraph; provided, however, that the value of the Subaccounts as of the previous Valuation Date shall be reduced by the amount of any payments made since that prior Valuation Date.

5.11	Voting of Investment Funds

The Trustee, in accordance with the Trust Agreement, shall exercise all voting and other rights associated with any investments held in the separate investment funds.

5.12	Investment Advisory Fees

Any investment advisory fees paid to third parties for management of the various investment funds shall be charged to each respective fund.

5.13	Member Protection

To the extent deemed necessary to ensure that all applicable requirements of Sections 409, 411(d)(6) and 4975(e)(7) of the Code continue to be satisfied with respect to Former Employer Stock held in the Plan, no shares of Former Employer Stock that were transferred to the Plan from a plan maintained by a company that is a Transferor Company, shall be subject to put, call or other option, or to a buy/sell or similar arrangement. The provisions of this Paragraph shall continue to apply to such shares of Former Employer Stock held under the Plan even if the ESOP Part of any transferor plan ceases to be an ESOP under Section 409 or Section 4975(e)(7) of the Code.

SECTION 6

WITHDRAWALS OF ELECTIVE DEFERRALS DURING EMPLOYMENT

DUE TO FINANCIAL HARDSHIP

6.1	Application for Withdrawal

A Member, other than a Member awaiting a deferred distribution, may at any time request a withdrawal of the Member’s Elective Deferrals (including any Recharacterized Contributions but excluding earnings on Elective Deferrals and Recharacterized Contributions after January 1, 1989), due to financial hardship if the Member has not attained age 59 1/2 and if the Member does not have any contributions, other than Elective Deferrals, invested in a self-directed brokerage account, provided, that no more than one hardship withdrawal may be granted during each six-month period.

The request for a hardship withdrawal must be made to the Benefits Administrative Committee at the time and in the manner prescribed by the Benefits Administrative Committee and shall include such documentation and/or written explanation requested by the Benefits Administrative Committee to demonstrate the existence and the amount of the financial hardship and to ensure that the Member understands and will comply with the provisions of this Section.

6.2	Basis for Withdrawal

A withdrawal due to financial hardship shall be authorized if the withdrawal does not exceed the amount of the Member’s immediate and heavy financial need, plus a gross up for taxes due on the withdrawal, and if the withdrawal is based on the need for funds under one or more of the four following circumstances:

(a)	The payment of medical expenses described in Section 213(d) of the Code and incurred or reasonably anticipated to be incurred by the Member, the Member’s spouse, or any dependents of the Member (as defined in Section 152 of the Code);

(b)	The payment of all or a portion of the purchase price (excluding mortgage payments) of a Member’s principal residence:

(c)	The payment of tuition and related educational fees for up to the next 12 months of post-secondary education for the Member, or the Member’s spouse, children or dependents;

(d)	The need to prevent the Member’s eviction from his principal residence or mortgage foreclosure on the Member’s principal residence; or

6.3	Conditions to Payment of Withdrawal

Absent actual knowledge to the contrary, a Member shall be deemed to have met the requirements for a withdrawal pursuant to this Section if he submits a written request specifically identifying the hardship and attaches a photocopy of (i) bills for medical care previously incurred or physician’s reports and other evidence of medical care to be incurred, (ii) a contract to purchase property which he represents to be his principal residence, (iii) a notice or other evidence of imminent eviction from property which the Member represents to be his principal residence, (iv) a notice or other evidence of imminent foreclosure action with respect to property which the Member represents to be his principal residence, (v) enrollment or registration forms or other evidence of tuition and related educational fees due for the next 12 months of post-secondary education, or (vi) other evidence of the claimed hardship and the amount of funds required to alleviate such hardship.

In addition, the Member must represent that (i) the financial need cannot be relieved through reimbursement or compensation by insurance or otherwise, (ii) the financial need cannot be relieved through liquidation of any of the Member’s remaining assets (or any remaining assets of the Member’s spouse or minor children that are readily available) without the liquidation itself causing an immediate and heavy financial hardship, (iii) the financial need cannot be relieved through the Member’s cessation of any authorized contributions to the Plan, (iv) the Member has received or applied for all other distributions available from plans maintained by the Company (or any other employer), and distributions have not or will not relieve the claimed financial hardship, and (v) the Member has received or applied for all nontaxable loans available from plans maintained by the Company (or any other employer) and from commercial sources, and those loans have not or will not relieve the claimed financial hardship. For purposes of this Paragraph, a need cannot reasonably be relieved by one of the actions listed in items (i) through (v) above if the effect would be to increase the amount of the need. For example, the need for funds to purchase a principal residence cannot reasonably be relieved by a Plan loan if the loan would disqualify the employee from obtaining other necessary financing.

The Benefits Administrative Committee shall have no duty or obligation to independently investigate or verify the truth or accuracy of any of the Member’s representations or the authenticity or accuracy of any documentary evidence the Member provides and, absent actual knowledge to the contrary, the Benefits Administrative Committee shall assume that any representation made is true and correct and any documentary evidence is authentic and correct.

6.4	Additional Requirements

If a financial hardship withdrawal is granted, (i) the Member’s contributions to any other plan of deferred compensation, other than contributions to health or welfare benefit plans or mandatory contributions to any defined benefit plan maintained by the Plan Sponsor or any Subsidiary or Affiliate, and (ii) the Member’s Elective Deferrals under this Plan will be suspended for a six month period immediately following the date of the hardship distribution. A Member may not request a Direct Rollover of any financial hardship withdrawal.

SECTION 7

WITHDRAWALS DURING EMPLOYMENT

7.1	In General

A Member may at any time request a withdrawal of all or part of the portion of the Member’s Account attributable to the Member’s Withdrawable Amounts. Any request for a total or partial withdrawal of Withdrawable Amounts must be in the form and manner approved by the Benefits Administrative Committee. Distribution will be made in the form described in Paragraph 7.6 and in the order of priority set forth in Paragraph 7.2 or Paragraph 7.3, as applicable. All withdrawals shall be based on the current market value of the Withdrawable Amounts on the Valuation Date immediately prior to the date of the withdrawal’s distribution and shall be taken proportionately from each Member Fund Subaccount unless the Member otherwise specifically directs. If the market value of a Member’s Fund Subaccounts on the actual day of distribution is less than the current Market Value on last Valuation Date prior to the distribution, any withdrawal will be limited to the market value on the date of distribution.

7.2	Total Withdrawals

A Member may request a total withdrawal of all Withdrawable Amounts at one time. A Member who has attained age 59 1/2 may request a total withdrawal of Withdrawable Amounts, plus all of the Member’s Elective Deferrals and Company Contributions, at one time. Total withdrawals are subject to the following provisions of this Paragraph.

The withdrawal shall be distributed in a single lump sum payment as soon as practicable after the date the withdrawal request is received by the Benefits Administrative Committee.

7.3	Partial Withdrawals

A Member may elect to make a partial withdrawal of his Withdrawable Amounts, or if the Member has attained age 59 1/2, a partial withdrawal of his Withdrawable Amounts, Elective Deferrals and Company Contributions. A partial withdrawal will be made in the following order by distributions from each category until the amounts in that category are exhausted:

(a)	Amounts credited to the Member’s Account as the Member’s After-Tax Contributions made prior to January 1, 1987;

(b)	Amounts credited to the Member’s Account as Member After-Tax Contributions made on or after January 1, 1987 plus earnings;

(c)	Amounts credited as (i) After-Tax Matching Contributions plus earnings, and (ii) After-Tax Contributions, plus earnings;

(d)	Amounts as credited Prior Millennium Plan Accounts, plus earnings;

(e)	Amounts credited as Rollover Contributions;

(f)	Amounts credited as Elective Deferral plus earnings, if the Member has attained age 59 1/2 ; and

(g)	Amounts credited as Company Contributions, plus earnings, if the Member has attained age 59 1/2.

7.4	Special Rule for ESOP Distributions

Any Member may withdraw, at any time, assets maintained in the Member’s Account which were formerly held under the Millennium Employee Stock Ownership Plan and ultimately transferred to this Plan, notwithstanding any contrary provision of this Plan or any terms, conditions or limits otherwise applicable to withdrawals under this Section 7.

7.5	Irrevocability of Election

An election to make a withdrawal pursuant to this Section shall be irrevocable upon receipt of a properly completed withdrawal election.

7.6	Form of Payment

Distribution of withdrawals shall be made in a lump sum cash payment; provided, that a Member may elect to receive withdrawals of amounts attributable to Former Employer Stock in the form of stock.

SECTION 8

LOANS TO MEMBERS

8.1	General Provisions

A Qualified Participant may borrow in accordance with the terms and conditions set forth in this Section and loan procedures established by the Benefits Administrative Committee.

8.2	Loan Procedures

The Benefits Administrative Committee shall establish loan procedures, consistent with applicable provisions of the Code and ERISA, which shall govern the approval and administration of Plan loans and be uniformly applied to all similarly situated Qualified Participants. The Benefits Administrative Committee shall from time to time prescribe additional loan procedures that it deems to be necessary or appropriate.

8.3	Loan Amount

A Qualified Participant may borrow no less than $1,000 for a general loan or $15,000 for a residential loan, but no more than the lesser of (a) $10,000 or one half of the Qualified Participant’s account value on the day of the loan application, whichever is greater, or (b) $50,000, reduced by the highest outstanding loan balance under this Plan or the Prior Plan during the preceding 12 months. The outstanding loan balance shall include the amount of any prior loan deemed distributed under Code Section 72(p), plus interest that has continued to accrue on the defaulted loan amount. In no event shall the amount of any loan exceed the Qualified Participant’s account value on the day of the loan application.

8.4	Security

A loan under this Section shall be secured by one-half of the total value of the Qualified Participant’s account and shall be considered an investment in that account.

8.5	Deemed Distribution in Event of Default

If a Member:

(a)	ceases to receive regular Base Pay, and has not made any alternative provision to repay the loan, or

(b)	fails to repay principal or interest under a loan when due,

then the loan will be deemed in default and the Benefits Administrative Committee will realize on the security in accordance with applicable laws. A loan repayment which is suspended as permitted under Section 414(u) of the Code shall not be considered a default under this Plan during the period of suspension.

If a loan is deemed in default, the unpaid balance and all accrued but unpaid interest shall be due and payable immediately. Following a default, the Benefits Administrative Committee may apply any secured portion of the Account balance of the Qualified Participant to pay the loan, in whole or in part, and take any other action or remedy as allowed by law, but no portion of a Qualified Participant’s Account balance attributable to Elective Deferrals shall be applied to repay the loan prior to the time such Account balance is otherwise distributable under the terms of the Plan, except as permitted by the Code and ERISA.

SECTION 9

PAYMENTS ON TERMINATION OF COMPANY

EMPLOYMENT, DEATH, DISABILITY, RETIREMENT,

DIVORCE OR OTHER REASONS

9.1	Termination of Employment

(a)	If Plan Membership is terminated due to a Member’s disability or if the Member’s employment with the Company and its Subsidiaries and Affiliates is terminated (except under the circumstances described in Section 2.3(c) or due to death) the Member shall receive all amounts credited to the Member’s Account as of the Valuation Date immediately prior to the distribution date in accordance with the further provisions of this Paragraph.

(b)	If a Member whose Account balance is more than $5,000 ($3,500 prior to January 1, 1998) as of the Valuation Date immediately prior to the Member’s termination does not apply for distribution following termination of employment in accordance with (c), distribution will be deferred and the following provisions shall apply:

(i)	The Member shall continue to have the right to invest his Account in and among each of the investment alternatives available under the Plan from time to time;

(ii)	The Member may not withdraw any funds from the Member’s Account between the date the Member terminates employment and the date of final distribution of the Member’s Account;

(iii)	A Member’s Account shall be distributed as soon as practicable after the Member attains age 65; and

(iv)	In the case of the Member’s death prior to final distribution, the Member’s Account shall be distributed in accordance with the Paragraph 9.2.

(c)

In lieu of a distribution at age 65, a Member whose Member Account balance is more than $5,000 ($3,500 prior to January 1, 1998) as of the Valuation Date immediately prior to the Member’s termination, may elect in writing to receive distribution of all amounts credited to the Member’s Account at any time following the Member’s termination of employment. A Member who does not elect distribution shall be deemed to have made an election to defer distribution as provided in (b). Effective April 1, 1999, a distribution of a Member’s Account for a Member attaining age 70 1/2 after March 31, 1999, who is not a 5% owner, shall commence no later than the April 1 following the later of (i) the calendar year in which the Member attains 70 1/2 or (ii) the calendar year in which the Member’s Service terminates. If a Member is receiving distributions from his Account on April 1999 according to this Section as in effect before April 1, 1999, but would not be required to receive distributions under this Section as in effect on April 1, 1999, then the Member may elect to stop distributions from the Member’s Account until the April 1 after the end of the calendar year in which the Member’s Service terminates. Distributions under this Section shall be at least equal to the required minimum distributions under Code Section 401(a)(9) and associated regulations. Distribution of a Member’s Account for any Member who is a 5% owner (as described in Code Section 416(i)(1)(A) determined for the Plan Year ending in the calendar year in which the Member attains age 70 1/2) shall occur no later than the first day of April following the calendar year in which the Member attains age 70 1/2. For Plan distributions made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) according to the regulations under Code Section 401(a)(9) proposed on January 17, 2001, notwithstanding any contrary Plan provision. This amendment shall continue in effect until the end of the last calendar year which begins before the effective date of final regulations under Code Section 401(a)(9) or some other date specified in guidance published by the Internal Revenue Service.

(d)	A Member who was a Transferee Employee from Millennium Petrochemicals Inc. on January 1, 1998, (but not the Member’s Beneficiary) may request to have the value of his or her Account attributable to amounts transferred from the Quantum Chemical Retirement Savings and Investment Plan for Hourly Represented Employees distributed in periodic installments not more frequent than monthly commencing at the time the Member elects under (c) and payable over a fixed period not to exceed the lesser of ten years or the Member’s life expectancy at the time payments commence. To the extent the Member has assets held in the form of Former Employer Stock, that stock may be converted to cash solely for the purpose of effecting an alternate form of distribution.

(e)	If a Member has an Account balance of $5,000 ($3,500 prior to January 1, 1998) or less as of the Valuation Date immediately prior to the Member’s termination, the Member’s Account shall be distributed as soon as practicable, provided that if the Member Account balance is more than $5,000 on the Valuation Date immediately prior to the actual distribution date, distribution of the Member’s Account balance shall be made according to (b) and (c).

(f)	If Sections 401(a)(11) and 417 of the Code do not apply to the distribution, the distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i)	the Member has been clearly informed that the Member has a right to a period of at least 30 days after receiving the notice to consider whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)	the Member, after receiving the notice, affirmatively elects a distribution.

(g)	For purposes of subparagraphs (b) through (e), a Member’s Account balance shall be calculated without regard to any Rollover Contribution, plus earnings, held in the Member’s Account.

9.2	Death

(a)	Except as provided in (b) and (c), if a Member dies or if a former Member dies prior to distribution under Paragraph 9.1, and the Member or former Member is survived by a spouse, all items in the Member’s or former Member’s Account shall be paid to the spouse of the Member or former Member’s spouse.

(b)	If a Member dies, or a former member dies prior to distribution under Paragraph 9.1, and the consent requirements under (c) have been met, all items in the Member’s or former Member’s Account shall be paid to the most recently designated beneficiary or beneficiaries according to the Member’s beneficiary designation. If no designation shall have been made, or if all designated beneficiaries should die before the Member or former Member, payment shall be made to the Member’s or former Member’s estate.

(c)	If a Member or former Member is survived by a spouse, all items in a Member’s or former Member’s Account may be paid to the beneficiary or beneficiaries most recently designated by the Member or former Member in writing on a form approved by and filed with the Benefits Administrative Committee; provided that, (i) the surviving spouse of the Member or former Member has irrevocably consented in writing to the designation of a specific beneficiary or beneficiaries to receive benefits under this Plan, the consent acknowledged the effect of the waiver and the consent was witnessed by a notary public, or (ii) it is established to the Plan’s satisfaction that the required consent could not be obtained because the surviving spouse could not be located or because of such other circumstances as the Secretary of Treasury may prescribe.

(d)	Any payment made pursuant to Paragraphs (a), (b) or (c) shall be made no later than 90 days following the close of the Plan Year in which the Plan received certification of the Member’s death.

(e)	If the Member has not executed a new beneficiary designation under this Plan, the Member’s beneficiary designation for the Prior Plan shall remain in effect.

9.3	Disability

Disability means that a Member is determined to be disabled under the terms of a Company, Subsidiary or Affiliate long-term disability plan.

9.4	Divorce

Pursuant to Qualified Domestic Relations Order Procedures adopted by the Benefits Administrative Committee, to the extent specified in a QDRO, distributions from a Member’s Account may be made to an Alternate Payee prior to the Member’s termination of employment, death, disability or retirement. Distributions under this Paragraph shall be made at the time set forth in the QDRO or, if the order provides, at the time elected by the Alternate Payee. Distributions shall be made in Former Employer Stock (if Former Employer Stock exists in the Member’s Account) if the Alternate Payee is awarded stock under the QDRO, if the Alternate Payee requests distribution in the form of Former Employer Stock or to the extent a proportionate division of the Member’s Account results in a portion of the distribution in stock.

When the Benefits Administrative Committee receives notice that a domestic relations order intended to be a QDRO is being prepared and will be provided to the Benefits Administrative Committee within a reasonably shore period of time, the Benefits Administrative Committee may place a temporary hold on any distribution of benefits under the Plan to the affected Member, pending the determination of (a) whether the order is a QDRO and (b) the rights of the Alternate Payee under such order.

9.5	Distributions

(a)	Except as provided in Paragraphs 9.2(d), 9.4, 9.5(e) and 9.6, distributions shall be made in Former Employer Stock, to the extent assets are held in the form of such stock, and in cash to the extent invested in any other investment funds maintained under the Plan, unless the Member (or the Member’s beneficiary in the case of the Member’s death), elects in a form and manner approved by the Benefits Administrative Committee that all amounts held in the Member’s Account be converted to cash or stock and paid in a single payment to the Member.

(b)	All distribution required under the Plan shall be determined and made in accordance with the provisions of Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 410(a)(9)-2 of the proposed Income Tax Regulations, which are incorporated by reference in this Plan. These requirements shall take precedence over any inconsistent provisions of the Plan.

(c)	The amount of any distribution to be made under this section shall be reduced by any amount the Qualified Participant owes under Section 8 (including accrued interest), as of the Valuation Date immediately prior to the distribution date. This reduction shall constitute a complete discharge of all liability to the Plan, up to the amount actually reduced from the distribution.

(d)	The distribution of benefits under this Plan to a Member shall be made no later than the 60th day after the latest of the close of the plan year in which (i) the Member attains age 65 or an earlier normal retirement age as specified in this Plan; (ii) the 10th anniversary of the year in which the Member commenced membership in this Plan occurs; or (iii) the Member’s service with the Company is terminated.

(e)	Special Rules Regarding Eligible Rollover Distributions:

This subparagraph shall be construed in accordance with Code Section 401(a)(31). Notwithstanding any contrary Plan provision that would otherwise limit a Distributee’s election under this subparagraph, a Distributee may elect, at the time and in the manner approved by the Benefits Administrative Committee, to have any portion of an Eligible Rollover Distribution (other than, if applicable, any portion attributable to an offset of the Member’s outstanding loan balance) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Prior to any Direct Rollover under this subparagraph, to the extent required by the Benefits Administrative Committee, the Distributee shall furnish the Benefits Administrative Committee with a statement from the plan administrator or trustee of the qualified plan, or the trustee or custodian of the individual retirement account or annuity, to which the Direct Rollover is to be transferred that the plan, account or annuity is, or is intended to be, an Eligible Retirement Plan. The provisions of this subparagraph shall apply if the Eligible Rollover Distribution amounts are reasonably expected to total $200 or more or, if less than 100 percent of the Member’s Eligible Rollover Distribution is to be a Direct Rollover, the Direct Rollover is $500 or more.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Member contributions not includable in gross income. However, that portion may only be transferred to an individual retirement account or annuity described in Code Sections 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for the amount transferred according to whether the amounts would or would not be includible in the Member’s gross income.

SECTION 10

FACILITY OF PAYMENT AND LAPSE OF BENEFITS

10.1	Provision for Incapacity

If the Benefits Administrative Committee determines that any person entitled to receive any payment under this Plan is subject to an incapacity due to the person’s minority, illness or infirmity, mental incompetency, or any other reason, the Benefits Administrative Committee may, in its sole discretion, make the payment to any other person it selects to disburse the payment for the benefit of the person entitled to it, including, without limitation, any relative or institution in whose care or custody the person entitled to the payment may be. The Benefits Administrative Committee may, in its sole discretion, deposit any payment due to a minor to the minor’s credit in any savings or commercial bank of its choice.

10.2	Undesignated Beneficiary or Inoperative Beneficiary Designation

Subject to the provisions of Paragraph 9.2, any payment due to a person under this Plan for any period prior to the date of the person’s death, and any payment due as a result of the person’s death without a valid beneficiary designation, shall be paid by the Benefits Administrative Committee to the executor or personal representative of decedent’s estate.

10.3	Payments

Payments made under this Section shall be a complete discharge, to the extent of the payment, of all liability under this Plan or otherwise, of the Benefits Administrative Committee, the Trustee, the Company and this Plan. The receipt of any payment, distribution or deposit by the person or persons receiving it shall be a complete acquittance, and neither the Benefits Administrative Committee, the Trustee, the Company or this Plan shall be liable to see to the application of any payments, distributions or deposits made.

SECTION 11

ADMINISTRATION

11.1	Appointment of Benefits Administrative Committee

Members of the Benefits Administrative Committee shall be appointed by the Partnership Governance Committee. or by the Chairman of the Benefits Administrative Committee.

11.2	Records and Procedures

The Benefits Administrative Committee shall keep appropriate records of its proceedings and shall make available records, documents and other data as are required under ERISA for examination at reasonable times during normal business hours by any Member or beneficiary. No Member or beneficiary shall have the right to examine any data or records reflecting any other Member or beneficiary’s compensation, and the Benefits Administrative Committee shall not be required to make any data or records available other than those required by ERISA. A Member shall be deemed to have accepted as correct any statement of account provided by the Benefits Administrative Committee unless written notice to the contrary is received by the Benefits Administrative Committee within 30 days after the date of mailing.

The Chairman, the secretary and any one or more members of the Benefits Administrative Committee to whom the Benefits Administrative Committee has delegated the power, shall have the power, individually and severally, to execute any document on behalf of the Benefits Administrative Committee, and to execute any certificate or other written evidence of the Benefits Administrative Committee’s action. The Trustee, after written notice of any delegation of power, shall accept and may rely upon any document executed by that member or members as representing the action of the Benefits Administrative Committee until the Benefits Administrative Committee files a written revocation of that delegation of power with the Trustee.

11.3	Benefits Administrative Committee: General Administrative Powers and Duties

As part of its overall administrative responsibility for the Plan, and subject to any contrary determination by the Partnership Governance Committee, the Benefits Administrative Committee shall have the exclusive responsibility for the general administration of the Plan, according to its terms and provisions, and shall have all discretion and powers necessary to accomplish its purposes, including, without limitation, the right, power, authority and duty:

(a)	to make nondiscriminatory rules, regulations and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof;

(b)	to construe and interpret all terms, provisions, conditions and limitations of the Plan, and the Benefits Administrative Committee’s construction and interpretation shall be final and conclusive on all persons or entities;

(c)	to correct any defect, to supply any omission, or to reconcile any inconsistency that may appear in the Plan in the manner and to the extent as the Benefits Administrative Committee shall deem necessary or appropriate; and the Benefits Administrative Committee’s judgment in such matters shall be final, conclusive and binding on all persons and entities;

(d)	to decide all questions of eligibility of employees to become Members, to determine the amount, manner and time of payment of any benefits under the Plan, including all findings of facts necessary to make such decisions and determinations, and to prescribe procedures to be followed by distributees in obtaining benefits;

(e)	to determine all controversies relating to Plan administration, including without limitation: (i) differences of opinion arising between the Company or any Subsidiary or Affiliate and the Trustee or a Member, or any combination thereof and (ii) any questions the Benefits Administrative Committee deems advisable to determine in order to promote nondiscriminatory Plan administration for the benefit of the Members and beneficiaries;

(f)	to make a determination as to the rights of any person to a benefit and to afford any person dissatisfied with such determination the right to a full and fair review in accordance with the provisions of Paragraph 11.7;

(g)	to receive any information necessary for the proper Plan administration from the Company, Members or beneficiaries;

(h)	to receive and review reports from the Trustee regarding the financial condition, and the receipts and disbursements, of the Trust Fund;

(i)	to select, appoint, employ and compensate consultants, actuaries, accountants, attorneys, and any other agents and employees as the Benefits Administrative Committee deems necessary or advisable for proper and efficient Plan administration. Any agent, firm or employee selected by the Benefits Administrative Committee may be a Disqualified Person or a Party in Interest but only if the applicable requirements of the Code and ERISA have been satisfied;

(j)	to review periodically the Trustee’s administrative performance;

(k)	to direct and instruct the Trustee in all matters relating to the payment of Plan benefits and to determine the entitlement of a Member or a beneficiary to a benefit or any portion thereof, should he appeal a denial of his claim;

(l)	to prepare, file and distribute in such manner as the Benefits Administrative Committee determines to be appropriate such information, reports or materials required by the reporting and disclosure requirements of ERISA, and to maintain all records necessary to verify information required to be filed or distributed in a manner the Benefits Administrative Committee determines to be appropriate;

(m)	to take any necessary or appropriate action to directly transfer to the Trustee any or all of a Member’s assets held under any other plan in a direct rollover transaction which otherwise satisfies the requirements for transfer to this Plan. An employee who is not yet a Member but is eligible to become a Member shall be deemed to be a Member for the limited purpose of being eligible for a direct transfer. However, that employee shall not be entitled to make or authorize contributions to the Plan or share in the allocation of any Company Contributions unless and until the employee satisfies the applicable eligibility requirements of the Plan, becomes a Member of the Plan and satisfies all Plan requirements for Member or Company Contributions. Any amounts directly transferred to the Plan shall not have any effect on Plan limits with respect to Elective Deferrals or Company Contributions under the Plan;

(n)	to determine whether the requirements of Paragraph 9.5 have been satisfied and, if the Benefits Administrative Committee so determines, to instruct the Trustee to directly rollover an eligible rollover distribution (as defined in Paragraph 9.5(e)(ii)(A)) to the trustee or custodian of an eligible retirement plan, as elected by the distributee of the eligible rollover distribution;

(o)	to authorize the Trustee to receive and accept a trustee-to-trustee transfer of plan assets from another plan on behalf of participants in that plan, following the Benefits Administrative Committee’s determination that the requirements of Section 4.11(d)(6) of the Code can be satisfied on the transfer;

(p)	to authorize the Trustee to make a transfer on behalf of a Member of this Plan to the trustee of a plan maintained by a company that is a Transferor Company in a trustee-to-trustee transfer of plan assets in connection with the Member’s transfer of employment to a company that is a Transferor Company; and

(q)	in addition to the power to delegate signature authority in accordance with Paragraph 11.2, to delegate in writing clerical, recordation and ministerial duties of the Benefits Administrative Committee under the Plan as it may deem necessary or advisable for the proper and efficient administration of the Plan or the Trust.

Whenever the Benefits Administrative Committee, under its discretionary powers, is required to construe or interpret this Plan or decide any controversy or questions relating to Plan eligibility or benefits payable to any Member or beneficiary, the Benefits Administrative Committee’s interpretation, decision or judgment on that issue shall be considered final, binding and conclusive for all affected persons.

11.4	Benefits Administrative Committee: Investment Powers and Duties

In addition to the general administrative powers and duties set forth in Paragraph 11.3, and subject to any contrary determination by the Partnership Governance Committee, the Benefits Administrative Committee also shall have authority to manage and invest the Trust Fund in accordance with the terms and provisions of the Plan and Trust Agreement and shall have all powers necessary to accomplish such objective, including, without limitation, the right, power, authority and duty:

(a)	to direct the Trustee as to the investment of all or a segregated portion of the assets of the Trust Fund, including investment in pooled, common or collective trust funds, or other similar investment vehicles, subject to the Compensation Committee’s authorization and the provisions of the Trust Agreement;

(b)	to delegate its authority with respect to investment of the Trust Fund in whole or in part to one or more qualified investment managers, within the meaning of Section 3(38) of ERISA, or to another named fiduciary;

(c)	to develop and implement and investment policy for the Trust Fund;

(d)	as requested, to prepare periodic reports for review by the Partnership Governance Committee;

(e)	to periodically oversee and review the investment performance, asset allocation combinations and fees of the Trustee, any qualified investment manger, and any other named fiduciary to whom the Benefits Administrative Committee has delegated its authority with respect to investment of the Trust Fund; and to periodically oversee and review the performance of any other consultants; and

(f)	to consult with the Partnership Governance Committee in the selection of the Trustee and the monitoring of the Trustee’s performance.

11.5	Company to Supply Information

The Company shall supply full and timely information as may be required by the Benefits Administrative Committee in order to properly fulfill its duties. The Benefits Administrative Committee shall be entitled to rely upon the information furnished by the Company when making any determination in connection with the Plan.

11.6	Payment of Expenses

All expenses properly and actually incurred by the Benefits Administrative Committee in the performance of its duties under the Plan, including but not limited to actuarial, legal, accounting and Trustee’s fees, shall be paid by the Company, unless the Plan Sponsor, in its sole discretion, elects to have such expenses paid from the Trust Fund.

Each participating employer shall bear such portion of each expense as shall be determined by the Benefits Administrative Committee based on the approximate total amounts in the Accounts of Members employed by that participating employer compared to the approximate total amount in the Accounts of all Members.

11.7	Claims Procedure for Benefits

A Member or other Plan participant, or his authorized representative, should file a claim for a Plan benefit, with the Plan’s administrator. Under normal circumstances, a final decision on a claimant’s request for benefits shall be made within 90 days after the claim is received. However, if special circumstances require an extension of time to process a claim, a final decision may be deferred up to 180 days after the claim is received if, prior to the end of the initial 90 day period, the claimant is notified in writing of special circumstances requiring the extension and the anticipated date of a final decision. If the claim is denied within the applicable period of time set out above, the claimant shall receive written or electronic notice of the denial, which shall state, in a manner calculated to be understood by the claimant, specific reasons for the denial, the relevant Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why the material or information is necessary, and a explanation of the Plan’s claims review procedure, including the right to file suit after review. If a claim is denied, or if no action is taken on the claim within these time periods, the following procedure shall be used:

(a)	First, if the claimant does not receive timely written or electronic notice, the claimant’s request for benefits shall be deemed to be denied as of the last day of the applicable time period. The claimant shall be entitled to a full review of his claim under provisions of this Paragraph.

(b)	Second, a claimant is entitled to a full and fair review of his denied claim after actual or constructive notice of a denial.

A claimant, or his authorized representative, must request the review in writing, set forth the grounds upon which he bases his request, any supporting facts, and whatever comments or arguments he wishes to make. The claimant shall have reasonable access to all relevant documents pertaining to the claim.

A request for a review must be filed in writing with the Benefits Administrative Committee within 60 days after the claimant actually or constructively receives the denied claim. If a request is not received within the 60-day time limit, the denial will be final.

The Benefits Administrative Committee shall conduct a full and fair review of each denied claim which is appealed, including an examination of any written materials the claimant or the Company submits in connection with it. The Benefits Administrative Committee may require the Company or the claimant to furnish, on 30 days written notice by the Benefits Administrative Committee, additional facts, documents or other evidence as the Benefits Administrative Committee, in its sole discretion, deems necessary or advisable for its review.

When a request for review of a denied claim is filed timely, under normal circumstances, the Benefits Administrative Committee shall render its decision no later than the date of its next regularly scheduled meeting, unless the request is filed less than 30 days prior to that meeting. If the request is filed less than 30 days prior to a regularly scheduled meeting, the Benefits Administrative Committee shall render its decision no later than the date of the second regularly scheduled meeting after it receives the request. If special circumstances require an extension of time, a final decision shall be rendered no later than the third regularly scheduled meeting after it receives the request for review, if the claimant is notified in writing of the special circumstances and the date of the decision, prior to any extension of time due to special circumstances. If the decision on review is not furnished to the claimant within the applicable time period(s), the claim shall be deemed denied on the last day of the applicable period. Decisions of the Benefits Administrative Committee shall be in writing or provided electronically no later than five days after the decision is made. The decision shall include specific reasons for the action taken, including the specific Plan provisions on which the decision is based and the claimant shall be notified of his right to reasonable access, on request, to relevant documents or other information without charge.

11.8	Nondiscriminatory Operation

The Benefits Administrative Committee shall exercise its responsibility and authority under this Plan in a nondiscriminatory manner with respect to all Members.

11.9	Liability of Benefits Administrative Committee and Liability Insurance

No member of the Benefits Administrative Committee shall be liable for any act or omission of any other member of the Benefits Administrative Committee, the Trustee, any qualified investment manager appointed by the Benefits Administrative Committee, any named fiduciary established under the Plan or delegated to by the Benefits Administrative Committee or any other agent or representative appointed by the Benefits Administrative Committee, except to the extent required by ERISA and any other applicable federal law, and then only if and to the extent that such liability cannot be waived. No member of the Benefits Administrative Committee shall be liable for any other applicable federal law, and then only if and to the extent such liability cannot be waived. It is the express intent of the Company and the Plan to waive any such liability described in this Paragraph to the fullest extent permitted by law.

11.10	Persons Serving in Dual Fiduciary Roles

Any person or entity may serve in more than one fiduciary capacity with respect to the Plan, including the ability to serve both as Trustee and as a member of the Benefits Administrative Committee.

11.11	Compliance Matters

The Plan sponsor shall have final financial responsibility for compliance with all reporting and disclosure requirements imposed with respect to the Plan under any applicable federal law, or under any regulations or other authority promulgated by the appropriate governmental authority.

11.12	Unlocated Member

If, after reasonable and diligent effort, the Benefits Administrative Committee is unable to locate a Member or beneficiary entitled to payment under the Plan, payment may be forfeited and used to pay Plan expenses. If the Member or beneficiary later files a claim for benefits, the benefit will be reinstated.

SECTION 12

AMENDMENTS, DISCONTINUANCE, LIABILITIES

12.1	Amendment of Plan

This Plan may be amended at any time and from time to time by the Partnership Governance Committee by a written resolution or directive of that Committee. However, no amendment shall reduce the Account of any Member as of the later of the effective date or the date of the adoption of the amendment.

12.2	Termination

The Plan Sponsor currently intends to continue this Plan indefinitely but reserves the right to terminate it at any time. If the Plan should terminate, the Trustee, shall notify the Internal Revenue Service of the Plan termination, and the Plan Sponsor shall apply to the Internal Revenue Service for a determination letter with respect to the Plan termination. The Trustee shall not distribute the assets in the Trust Fund in violation of applicable provisions of Section 10 of the Plan or prior to receipt of a copy of a determination letter from the Internal Revenue Service to the effect that an immediate distribution of Plan assets will not adversely affect the prior qualification of the Plan under Sections 401(a) and 4975(e)(7) of the Code and the exemption of the Trust under Section 501(a) of the Code.

Notwithstanding any contrary provision of the Plan, Elective Deferrals (including any Recharacterized Contributions) allocated and credited to the affected Members’ Accounts may be distributed in any form authorized hereunder which constitutes a lump sum distribution described in Section 401(k)(10) of the Code prior to the time that those amounts would otherwise be distributed if (i) the Plan is terminated without establishing a successor plan in contravention of Section 401(k)(10)(A)(i) of the Code, (ii) the Plan Sponsor (or adopting Subsidiary or Affiliate) disposes (to an employer which is not an affiliated employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Plan Sponsor (or adopting Subsidiary or Affiliate) in a Plan Sponsor’s (or adopting Subsidiary or Affiliate’s) trade or business with respect to any former Member who continues employment with the employer which acquires the assets, and the Plan Sponsor (or adopting Subsidiary or Affiliate) continues to maintain the Plan after the disposition, or (iii) the Plan Sponsor (or adopting Subsidiary or Affiliate) disposes (to an employer which is not an affiliated employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code) its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) with respect to any former Member who continues employment with the subsidiary, and the Plan after disposition. A distribution may be made under Section 401(k)(10) of the Code and clauses (ii) and (iii) of the preceding sentence only if the Plan Sponsor (or adopting Subsidiary or Affiliate) continues to maintain the Plan after the disposition. This requirement is satisfied only if the purchaser does not maintain the Plan after the disposition. A purchaser also maintains the Plan if the Plan is merged or consolidated with, or any assets or liabilities are transferred from the Plan to, a plan maintained by the purchaser in a transaction subject to Section 414(l)(1) of the Code. A purchaser is not treated as maintaining the Plan merely because a plan that it maintains accepts rollover contributions of amounts distributed by the Plan.

For purposes of the previous paragraph, in accordance with Section 1.401(k)-1(d)(3) of the Income Tax Regulations, a successor plan is any other defined contribution plan maintained by the same employer. However, if fewer than two percent of the employees who are eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24-month period beginning 12 months before the time of the termination, the other plan is not a successor plan. The term “defined contribution plan” means a plan that is a defined contribution plan as defined in Section 414(i) of the Code, but does not include an employee stock ownership plan as defined in Section 4975(e) or 409 of the Code or a simplified employee pension as defined in Section 408(k) of the Code. A plan is a successor plan only if it exists at the time the Plan is terminated or within the period ending 12 months after distribution of all assets from the Plan.

The termination of Plan participation by the Plan Sponsor or an adopting Subsidiary or Affiliate will not constitute a termination of the Plan with respect to any other remaining employers.

12.3	Liability of Company

The Company shall have no liability for any payments under this Plan except to make the contributions required by Section 4 and to pay the expenses described in Section 11. Any payments under the Plan shall be made solely from the Trust Fund. The Company’s adoption of this Plan shall impose no obligation upon it for the payment of any benefits other than any liability as it may have under ERISA.

SECTION 13

TOP HEAVY PROVISIONS

If the Plan is or becomes a Top Heavy Plan in any Plan Year, the provisions of this Section 13 will supersede any conflicting provisions in the Plan.

13.1	Definitions

(a)	Key Employee means an Employee, former Employee or an Employee’s beneficiary who at any time during the determination period is:

(i)	An officer of the Company or any Subsidiary or Affiliate (by which such individual is directly employed) who has annual Compensation greater than $130,000, as adjusted;

(ii)	A five percent owner of the Company or any Subsidiary or Affiliate (treated separately); or

(iii)	A one percent owner of the Company or any Subsidiary or Affiliate (treated separately) who has annual Compensation of more than $160,000.

The determination period of the Plan is the Plan Year. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1).

(b)	Top Heavy Plan: For any Plan Year, this Plan shall be a Top Heavy Plan if any of the following conditions exists:

(i)	If the Top Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(ii)	If this Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top Heavy Ratio for the group of plans exceeds 60 percent; or

(iii)	If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

(c)	Top Heavy Ratio:

(i)

If the Company or any Subsidiary or Affiliate maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company or any Subsidiary or Affiliate has not maintained any defined benefit plan which during the 5-year period ending on the

Determination Date(s) has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 1-year period (or the 5-year period for any in-service distributions) ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period (or the 5-year period for any in-service distributions) ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code. Both the numerator and denominator of the Top Heavy Ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code.

(ii)	If the Company or any Subsidiary or Affiliate maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company or any Subsidiary or Affiliate maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined according to (c)(i), and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Members, determined according to (c)(i) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Members as of the Determination Date(s), all determined in accordance with Section 416 of the Code. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio shall be adjusted for any distribution of an accrued benefit made in the 1-year period (or 5-year period for any in-service distribution) ending on the Determination Date.

(iii)

For purposes of subparagraphs(c)(i) and (c)(ii), the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Section 416 of the Code for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Member (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with an employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top

Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code. Deductible Employee contributions shall not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(iv)	The accrued benefit of a Member other than a Key Employee shall be determined under the method, (A) if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company or any Subsidiary or Affiliate, or (B) absent such method, as if benefits accrued not more rapidly than the slowest accrued rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

(d)	Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Company or any Subsidiary or Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(e)	Required Aggregation Group means:

(i)	Each qualified plan of the Company or any Subsidiary or Affiliate in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated); and

(ii)	Any other qualified plan of the Company or any Subsidiary or Affiliate which enables a plan described in (e)(i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(f)	Determination Date means for any Plan Year after the first Plan Year, the last day of the prior Plan Year; and for the first Plan Year of the Plan, the last day of that year.

(g)	Valuation Date means December 31 of each year.

(h)	Present Value: Present Value shall be determined using the applicable assumptions set forth in the defined benefit plan or plans.

(i)	Compensation means compensation as defined in Paragraph 4.8(b)(ii).

13.2	Minimum Allocation

(a)	Except as otherwise provided in (b), (c) and (d) below, the Company contributions allocated on behalf of any Member who is not a Key Employee shall not be less than the lesser of three percent of such Member’s Compensation or in the case where the Company or any Subsidiary or Affiliate has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Company Contributions as a percentage of the first $200,000 of the Key Employee’s Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. Company matching contributions shall be taken into account to satisfy the minimum allocation requirement. This minimum allocation shall be made even though, under other Plan provisions, the Member would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Member’s failure to complete 1,000 Hours of Service, or (ii) the Member’s failure to make mandatory employee contributions to the Plan, or (iii) the Member’s Compensation is less than a stated amount.

(b)	The provision in (a) above shall not apply to any Member who was not employed by the Company on the last day of the Plan Year.

(c)	If Members of this Plan are covered by one or more defined benefit plans maintained by the Company or any Subsidiary or Affiliate, the minimum allocation or benefit requirements applicable to Top Heavy plans shall be met by the defined benefit plan or plans.

(d)	If Members of this Plan are covered by one or more defined contribution plans maintained by the Company or any Subsidiary or Affiliate, and are not covered by any defined benefit plans of the Company or any Subsidiary or Affiliate, the minimum allocation requirement will be met by the defined contribution plan in which the Employee is an active Member in the following order: (i) money purchase pension plan; (ii) profit sharing plan; and (iii) stock bonus plan.

13.3	Miscellaneous

(a)	The minimum accrued benefit required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be suspended or forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

(b)	Compensation for any one Member for a Plan Year in excess of $200,000 as adjusted by the Commissioner of Internal Revenue for cost of living increases according to Code Section 401(a)(17)(B), shall be disregarded.

(c)	Amounts that a Key Employee elects to defer under an agreement qualified under Code Section 401(k) will be counted for the purposes of Code Section 416 to determine the highest rate of contribution which applies to the Key Employee.

SECTION 14

FIDUCIARY PROVISIONS

14.1	Allocation and Delegation of Fiduciary Responsibility

Plan fiduciaries shall have only those specific powers, duties, responsibilities and obligations given them under this Plan, Trust Agreement or delegation of authority from the Partnership Governance Committee. To the extent a fiduciary has delegated its authority and responsibility, it shall not be a fiduciary for purposes of this Plan (other than to the extent of its duty to monitor such delegation) and shall be relieved of its fiduciary duty to the maximum extent permitted by law.

Each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law. Each fiduciary warrants that any direction given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely on any direction, information or action of another fiduciary as being proper under the Plan or the Trust Agreement and shall not be required to inquire into the propriety of any such direction, information or action.

14.2	Named Fiduciary

The Partnership Governance Committee has delegated its fiduciary authority and responsibility to the Benefits Administrative Committee and the named fiduciary with respect to the Plan is the Benefits Administrative Committee, except that (a) as to any matter specified in the Plan or in the Trust Agreement as being the responsibility or function of the Trustee, the named fiduciary is the Trustee, and (b) as to any matter with respect to which a Member (or beneficiary of a deceased Member) is designated to be the named fiduciary, the named fiduciary is the Member (or beneficiary).

14.3	Benefits Administrative Committee

The fiduciary duties of the Benefits Administrative Committee are specifically set forth in Paragraphs 11.3 and 11.4 of the Plan. The Benefits Administrative Committee, as it deems advisable, may delegate any or all of its powers and duties to any person. Any delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon delegation and acceptance, the delegating Benefits Administrative Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating committee members do not violate their fiduciary responsibility in making or continuing such delegation or otherwise violate co-fiduciary responsibility rules of ERISA.

SECTION 15

MISCELLANEOUS

15.1	Payments and Benefits Not Assignable

No right or interest of any kind in the Trust Fund shall be transferable or assignable by a Member or by his beneficiary, or be subject to alienation, encumbrance, garnishment, attachment, execution, or levy of any kind, voluntary or involuntary. This Paragraph shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is determined to be a QDRO.

15.2	No Right of Employment

The adoption and maintenance of the Plan shall not constitute a contract between the Company and any Member or Employee, or be consideration for, inducement to, or condition of employment of any person. Neither the provisions of this Plan nor membership in it shall give a Member the right to be retained in the service of the Company or to interfere with the right of the Company to terminate the employment of the Member at any time.

15.3	Adjustments

The Benefits Administrative Committee may, with respect to a Member, adjust such Member’s Account, adjust the Member’s Credited Company Service, or may make such other adjustments with respect to such Member as are required to correct administrative errors or provide uniform treatment of Employees in a manner consistent with the intent and purpose of this Plan.

15.4	Choice of Law

The terms, conditions and provisions of this Plan shall be construed, governed by and enforced under ERISA or other controlling federal law and, if not otherwise preempted, under the laws of the State of Texas.

15.5	Merger, Consolidation or Transfer of Assets

(a)	No merger or consolidation with, or transfer of any of the Plan’s assets or liabilities to, any other plan shall occur at any time unless each Member would (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit the Member would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

(b)	A Transferee Employee may elect to transfer assets maintained on that Employee’s behalf under a Transferor Company plan to this Plan. Assets transferred according to this election shall be in the form of cash and shall be invested according to paragraph 5.2, provided, however, that any transferred assets invested in Former Employer Stock in the Transferor Company plan may be transferred to this Plan in the form of such stock, and shall be subject to the provisions of Paragraph 5.3.

(c)	Upon a Member’s transfer of employment to Lyondell Chemical Company or LYONDELL-CITGO Refining LP, all or a portion of the Member’s Account balance may be transferred, in a direct trustee-to-trustee transfer, to a plan maintained by the respective company to the extent permitted by that plan. Assets shall be transferred in the form of cash; provided, however, that any assets invested in Former Employer Stock may be transferred in the form of stock to the extent permitted by that plan.

15.6	Deductibility of Contributions

Except as may otherwise be specifically provided in resolutions adopted by the Compensation Committee or, all contributions to be made to the Trust pursuant to the provisions of the Plan are specifically conditioned on their deductibility for federal income tax purposes. Total contributions made by the Company shall not exceed the maximum amount allowable as a deduction to the Company under applicable provisions of Section 404 of the Code. In addition, no contribution other than a Catch-up Contribution under Paragraph 3.8, shall be made to the Trust which would result in any violation of the limitations of Section 402(g) of the Code or Section 415 of the Code.

15.7	Evidence Furnished Conclusive

Any person or persons involved in the Plan administration shall be entitled to rely upon any representation made or evidence furnished by an Employee, Member, or beneficiary with respect to his age or other facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies in reliance thereon. Any such representation or evidence shall be conclusively binding upon the Employee, Member, or beneficiary making or furnishing it, but not upon the Company, its Partnership Governance Committee, or any other person or persons involved in the administration of the Plan. Nothing contained in this Plan shall be construed to prevent any of the parties from contesting any representation or evidence or to relieve any Employee, Member or beneficiary from the duty of submitting satisfactory proof of his age or such other fact.

15.8	Name and Address Changes

Each Plan Member, spouse and beneficiary shall at all times be responsible for notifying the Benefits Administrative Committee of any change in his name or address to which his benefit checks and other communications are to be mailed. If any check in payment of a benefit hereunder (which was mailed by regular United States mail to the last known address of the payee as shown on the Benefits Administrative Committee records) is returned unclaimed, the Trustee shall discontinue further payments until otherwise instructed by the Benefits Administrative Committee.

15.9	Release of Claims

Any payment to any Member, or a Member’s spouse or to his legal representative or beneficiary shall, to the extent of the payment be in full satisfaction of all claims against the Trust Fund and, as a condition precedent to any payment, the Benefits Administrative Committee may require the person to execute a receipt and release in the form approved by the Benefits Administrative Committee.

15.10	Gender, Tense and Headings

Whenever the context so requires, words of the masculine gender shall include the feminine and neuter, and words used in the singular shall include the plural.

15.11	Notices

Except as otherwise specifically provided under the Plan, any notice, description, explanation, direction, consent, election, waiver or other information required or permitted to be given under the Plan shall be sufficient if (i) it is in writing and otherwise complies with the requirements of the applicable provisions of the Plan and the rules established by the Benefits Administrative Committee, and (ii) the document is hand delivered to the Member, beneficiary, Benefits Administrative Committee, Compensation Committee, Trustee or other person to whom such communication is to be given, or sent by registered mail (return receipt requested) or by first class mail or by any other reasonable method to the person at the address last furnished by the person. Any communication shall be effective as of the date of the postmark if mailed via registered mail and the return receipt is received by the sender, or actual receipt by the party receiving such communication in the event that (i) such return receipt is not received by the sender or (ii) such communication was given by hand delivery or by first class mail or by any other reasonable method.

15.12	Each Section, Paragraph and Provision is Severable

Each individual Section and Paragraph and each provision thereof is severable. If any Section or Paragraph or one or more provisions in a Section or Paragraph are found to be void as against public policy, unenforceable or invalid for any reason, it shall not affect the validity or enforceability or of any other provision in that Section or Paragraph or in any other Section or Paragraph.